                                                                    Exhibit 10.6

================================================================================



                               CREDIT AGREEMENT


                 ____________________________________________


                         KEY PRODUCTION COMPANY, INC.,

                                  as Borrower,

                                      and


                             BANK OF AMERICA, N.A.,
                            as Administrative Agent,


                                 BANK ONE, NA,
                            as Documentation Agent,


                        BANC OF AMERICA SECURITIES LLC,
                       as Lead Arranger and Book Manager,


                      and CERTAIN FINANCIAL INSTITUTIONS,

                                   as Lenders

                 ____________________________________________

                                  $150,000,000

                               November 12, 1999

================================================================================

                               TABLE OF CONTENTS


                                                                                               Page
                                                                                               ----
ARTICLE I - Definitions and References.......................................................   1
     Section 1.1.   Defined Terms............................................................   1
     Section 1.2.   Exhibits and Schedules; Additional Definitions...........................  16
     Section 1.3.   Amendment of Defined Instruments.........................................  16
     Section 1.4.   References and Titles....................................................  16
     Section 1.5.   Calculations and Determinations..........................................  17
     Section 1.6.   Joint Preparation; Construction of Indemnities and Releases..............  17

ARTICLE II - The Loans and Letters of Credit.................................................  17
     Section 2.1.   Commitments to Lend; Notes...............................................  17
     Section 2.2.   Requests for New Loans...................................................  18
     Section 2.3.   Continuations and Conversions of Existing Loans..........................  19
     Section 2.4.   Use of Proceeds..........................................................  20
     Section 2.5.   Interest Rates and Fees..................................................  20
     Section 2.6.   Regularly Scheduled Principal Payments...................................  21
     Section 2.7.   Optional Prepayments.....................................................  21
     Section 2.8.   Mandatory Prepayments....................................................  21
     Section 2.9.   Initial Borrowing Base...................................................  22
     Section 2.10.  Borrowing Base by Borrower Subsequent Determinations of Borrowing Base;
                    Reduction of.............................................................  22
     Section 2.11.  Letters of Credit........................................................  23
     Section 2.12.  Requesting Letters of Credit.............................................  24
     Section 2.13.  Reimbursement and Participations.........................................  24
     Section 2.14.  Letter of Credit Fees....................................................  25
     Section 2.15.  No Duty to Inquire.......................................................  26
     Section 2.16.  LC Collateral............................................................  27

ARTICLE III - Payments to Lenders............................................................  28
     Section 3.1.   General Procedures.......................................................  28
     Section 3.2.   Change of Applicable Lending Office......................................  29
     Section 3.3.   Replacement of Lenders...................................................  29
     Section 3.4.   Increased Cost and Reduced Return........................................  29
     Section 3.5.   Limitation on Types of Loans.............................................  31
     Section 3.6.   Illegality...............................................................  31
     Section 3.7.   Treatment of Affected Loans..............................................  32
     Section 3.8.   Compensation.............................................................  32
     Section 3.9.   Taxes....................................................................  33

ARTICLE IV - Conditions Precedent to Lending.................................................  34
     Section 4.1.   Documents to be Delivered................................................  34
     Section 4.2.   Additional Conditions Precedent..........................................  36

ARTICLE V - Representations and Warranties...................................................  37
     Section 5.1.   No Default...............................................................  37
     Section 5.2.   Organization and Good Standing...........................................  37
     Section 5.3.   Authorization............................................................  37
     Section 5.4.   No Conflicts or Consents.................................................  37
     Section 5.5.   Enforceable Obligations..................................................  37
     Section 5.6.   Initial Financial Statements.............................................  38
     Section 5.7.   Other Obligations and Restrictions.......................................  38
     Section 5.8.   Full Disclosure..........................................................  38
     Section 5.9.   Litigation...............................................................  38
     Section 5.10.  Labor Disputes and Acts of God...........................................  38
     Section 5.11.  ERISA Plans and Liabilities..............................................  39
     Section 5.12.  Environmental and Other Laws.............................................  39
     Section 5.13.  Names and Places of Business.............................................  39
     Section 5.14.  Borrower's Subsidiaries..................................................  40
     Section 5.15.  Title to Properties; Licenses............................................  40
     Section 5.16.  Government Regulation....................................................  41
     Section 5.17.  Insider..................................................................  41
     Section 5.18.  Solvency.................................................................  41
     Section 5.19.  Year 2000 Compliance.....................................................  41
     Section 5.20.  Mortgaged Properties.....................................................  41

ARTICLE VI - Affirmative Covenants of Borrower...............................................  41
     Section 6.1.   Payment and Performance..................................................  42
     Section 6.2.   Books, Financial Statements and Reports..................................  42
     Section 6.3.   Other Information and Inspections........................................  44
     Section 6.4.   Notice of Material Events and Change of Address..........................  44
     Section 6.5.   Maintenance of Properties................................................  45
     Section 6.6.   Maintenance of Existence and Qualifications..............................  45
     Section 6.7.   Payment of Trade Liabilities, Taxes, etc.................................  45
     Section 6.8.   Insurance................................................................  45
     Section 6.9.   Performance on Borrower's Behalf.........................................  46
     Section 6.10.  Interest.................................................................  46
     Section 6.11.  Compliance with Agreements and Law.......................................  47
     Section 6.12.  Environmental Matters; Environmental Reviews.............................  47
     Section 6.13.  Evidence of Compliance...................................................  47
     Section 6.14.  Agreement to Deliver Security Documents..................................  47
     Section 6.15.  Perfection and Protection of Security Interests and Liens................  48
     Section 6.16.  Bank Accounts; Offset....................................................  48
     Section 6.17.  Guaranties of Borrower's Subsidiaries....................................  48
     Section 6.18.  Production Proceeds......................................................  49
     Section 6.19.  Year 2000 Compliance.....................................................  49
     Section 6.20.  Maintenance of Liens on Eighty Percent of Properties.....................  49

ARTICLE VII - Negative Covenants of Borrower.................................................  49
     Section 7.1.   Indebtedness.............................................................  50
     Section 7.2.   Limitation on Liens......................................................  50
     Section 7.3.   Hedging Contracts........................................................  50
     Section 7.4.   Limitation on Mergers, Issuances of Securities...........................  51
     Section 7.5.   Limitation on Sales of Property..........................................  51
     Section 7.6.   Limitation on Distributions..............................................  52
     Section 7.7.   Limitation on Investments and New Businesses.............................  52
     Section 7.8.   Limitation on Credit Extensions..........................................  52
     Section 7.9.   Transactions with Affiliates.............................................  53
     Section 7.10.  Prohibited Contracts;....................................................  53
     Section 7.11.  Current Ratio............................................................  53
     Section 7.12.  Tangible Net Worth.......................................................  53

ARTICLE VIII - Events of Default and Remedies................................................  54
     Section 8.1.   Events of Default........................................................  54
     Section 8.2.   Remedies.................................................................  56

ARTICLE IX - Agent...........................................................................  56
     Section 9.1.   Appointment, Powers, and Immunities......................................  56
     Section 9.2.   Reliance by Agent........................................................  57
     Section 9.3.   Defaults.................................................................  57
     Section 9.4.   Rights as Lender.........................................................  57
     Section 9.5.   Indemnification..........................................................  58
     Section 9.6.   Non-Reliance on Agent and Other Lenders..................................  58
     Section 9.7.   Rights as Lender.........................................................  58
     Section 9.8.   Sharing of Set-Offs and Other Payments...................................  59
     Section 9.9.   Investments..............................................................  59
     Section 9.10.  Benefit of Article IX....................................................  59
     Section 9.11.  Resignation..............................................................  59

ARTICLE X - Miscellaneous....................................................................  60
     Section 10.1.  Waivers and Amendments; Acknowledgments..................................  60
     Section 10.2.  Survival of Agreements; Cumulative Nature................................  61
     Section 10.3.  Notices..................................................................  62
     Section 10.4.  Payment of Expenses; Indemnity...........................................  62
     Section 10.5.  Joint and Several Liability; Parties in Interest.........................  64
     Section 10.6.  Assignments and Participations...........................................  64
     Section 10.7.  Confidentiality..........................................................  65
     Section 10.8.  Governing Law; Submission to Process.....................................  66
     Section 10.9.  Limitation on Interest...................................................  66
     Section 10.10. Termination; Limited Survival............................................  67
     Section 10.11. Severability.............................................................  67
     Section 10.12. Counterparts; Fax........................................................  67
     Section 10.13. Waiver of Jury Trial, Punitive Damages, etc..............................  67

Schedules and Exhibits:

Schedule 1 -  Disclosure Schedule
Schedule 2 -  Security Schedule
Schedule 3 -  Insurance Schedule
Schedule 4 -  Title Opinion Properties Schedule
Schedule 5 -  Lender Schedule

Exhibit A  -  Promissory Note
Exhibit B  -  Borrowing Notice
Exhibit C  -  Continuation/Conversion Notice
Exhibit D  -  Certificate Accompanying Financial Statements
Exhibit E  -  Opinion of Counsel for Restricted Persons
Exhibit F  -  Assignment and Acceptance Agreement
Exhibit G  -  Letter of Credit Application and Agreement
Exhibit H  -  Certificate Accompanying Engineering Reports

                               CREDIT AGREEMENT
                               ----------------

     THIS CREDIT AGREEMENT is made as of November 12, 1999, by and among Key Production Company, Inc., a Delaware corporation (herein called "Borrower"),
                                                                 --------
Bank of America, N.A., individually and as Administrative Agent (in its capacity as Administrative Agent herein called "Agent"), and the Lenders referred to
                                       -----
below. In consideration of the mutual covenants and agreements contained herein the parties hereto agree as follows:

                    ARTICLE I - Definitions and References
                                --------------------------

     Section 1.1.  Defined Terms.  As used in this Agreement, each of the
                   -------------
following terms has the meaning given to such term in this Section 1.1 or in the sections and subsections referred to below:

     "Adjusted Base Rate" means the Base Rate plus the Base Rate Margin,
      ------------------
provided that the Adjusted Base Rate charged by any Person shall never exceed the Highest Lawful Rate.

     "Adjusted Consolidated Net Income" shall mean for any period, Borrower's
      --------------------------------
Consolidated Net Income for such period, provided that there shall be excluded from such net income (to the extent otherwise included therein) the following:
(a) the net income of any Person in which Borrower or any Consolidated Subsidiary of Borrower has an interest (which interest does not cause the net income of such other Person to be Consolidated with the net income of Borrower in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in such period by such other Person to Borrower or to a Consolidated Subsidiary of Borrower, as the case may be; (b) the net income (but not loss) of any Consolidated Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument, Law, rule or regulation applicable to such Consolidated Subsidiary, or is otherwise restricted or prohibited, in each case determined in accordance with GAAP; (c) any extraordinary gains or losses, including gains or losses attributable to property sales not in the ordinary course of business; and (d) the cumulative effect of a change in accounting principles and any gains or losses attributable to writeups or writedowns of assets.

     "Adjusted Eurodollar Rate" means, for any Eurodollar Loan for any Interest
      ------------------------
Period therefor, the rate per annum equal to the sum of (a) the Eurodollar Margin plus (b) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Agent to be equal to the quotient obtained by dividing (i) the Eurodollar Rate for such Eurodollar Loan for such Interest Period by (ii 1 minus the Reserve Requirement for such Eurodollar Loan for such Interest Period, provided that no Adjusted Eurodollar Rate charged by any Person shall ever exceed the Highest Lawful Rate. The Adjusted Eurodollar Rate for any Eurodollar Loan shall change whenever the Eurodollar Margin or the Reserve Requirement changes.

     "Affiliate" means, as to any Person, each other Person that directly or
      ---------
indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

     (a) to vote 20% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

     (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Agent" means Bank of America, N.A., as Administrative Agent hereunder, and
      -----
its successors in such capacity; provided, however, that until such time as a Lender other than Bank of America, N.A. becomes a party hereto, "Agent" shall mean Bank of America, N.A., individually.

     "Aggregate Value" means the Value determined by reference to the
      ---------------
Engineering Report (or supplement thereto) most recently furnished to Agent (which may or may not be the same Engineering Report referenced for purposes of determining the Value of any individual oil and gas property or group of oil and gas properties sold by Borrower), in each case taking into account all categories of proved reserves. "Value" of any oil and gas property means the
                                -----
value determined at the time of sale by reference to the Engineering Report (or supplement thereto) most recently furnished to Agent.

     "Agreement" means this Credit Agreement.
      ---------

     "Applicable Lending Office" means, for each Lender and for each Type of
      -------------------------
Loan, the "Lending Office" of such Lender (or of an Affiliate of such Lender) designated for such Type of Loan on the Lender Schedule or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to Agent and Borrower by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

     "Base Rate" means, for any day, the rate per annum equal to the higher of
      ---------
(a) the Federal Funds Rate for such day plus one-half of one percent (.5%) and
(b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate. As used in this definition, "Prime Rate" means the per annum rate of interest established from
             ----------
time to time by Agent as its prime rate, which rate may not be the lowest rate of interest charged by Agent to its customers.

     "Base Rate Loan" means a Loan which does not bear interest at the
      --------------
Eurodollar Rate.

     "Base Rate Margin" means, on each day:
      ----------------

     (a) for each period in which the Facility Usage Ratio is less than or equal to eighty percent (80%), 0.00% per annum;

     (b) for each period in which the Facility Usage Ratio is greater than eighty percent (80%) but in which the Facility Usage Ratio is less than or equal to ninety percent (90%), 0.25% per annum; and

     (c) for each period in which the Facility Usage Ratio is greater than ninety percent (90%), 0.50% per annum.

     "Base Rate Payment Date" means (i) the last day of each Fiscal Quarter,
      ----------------------
beginning December 31, 1999; (ii) the date the full remaining principal balance of the Notes shall become due and payable; and (iii) any day on which past due interest or principal is owed hereunder and is unpaid. If the terms hereof provide that payments of interest or principal hereon shall be deferred from one Base Rate Payment Date to another day, such other day shall also be a Base Rate Payment Date.

     "Borrower" means Key Production Company, Inc., a Delaware corporation.
      --------

     "Borrowing" means a borrowing of new Loans of a single Type pursuant to
      ---------
Section 2.2 or a Continuation or Conversion of existing Loans into a single Type (and, in the case of Eurodollar Loans, with the same Interest Period) pursuant to Section 2.3.

     "Borrowing Base" means, at the particular time in question, either the
      --------------
amount provided for in Section 2.9 or the amount determined by Agent and Majority Lenders in accordance with the provisions of Section 2.10(a), as reduced by Borrower pursuant to Section 2.10(b); provided, however, that in no event shall the Borrowing Base ever exceed the Maximum Credit Amount.

     "Borrowing Base Deficiency" has the meaning given to such term in Section
      -------------------------
2.8(b).

     "Borrowing Notice" means a written or telephonic request, or a written
      ----------------
confirmation, made by Borrower which meets the requirements of Section 2.2.

     "Business Day" means a day, other than a Saturday or Sunday, on which
      ------------
commercial banks are open for business with the public in Dallas, Texas. Any Business Day in any way relating to Eurodollar Loans (such as the day on which an Interest Period begins or ends) must also be a day on which, in the judgment of Agent, significant transactions in dollars are carried out in the interbank eurocurrency market.

     "Brock" means Brock Exploration Corporation, a Delaware corporation.
      -----

     "Cash Equivalents" means Investments in:
      ----------------

     (a) marketable obligations, maturing within twelve months after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America;

     (b) demand deposits, and time deposits (including certificates of deposit) maturing within twelve months from the date of deposit thereof, with any office of any Lender or with a domestic office of any national or state bank or trust company which is organized under the Laws of the United States of America or any state therein, which has capital, surplus and undivided profits of at least $500,000,000, and whose long term certificates of deposit are rated at least Aa3 by Moody's or AA- by S & P;

     (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in subsection (a) above entered into with any commercial bank meeting the specifications of subsection (b) above;

     (d) open market commercial paper, maturing within 270 days after acquisition thereof, which are rated at least P-1 by Moody's or A-1 by S & P; and

     (e) money market or other mutual funds substantially all of whose assets comprise securities of the types described in subsections (a) through (d) above.

     "Change of Control" means the occurrence of either of the following events:
      -----------------
(a) any Person or two or more Persons acting as a group shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Act of 1934, as amended, and including holding proxies to vote for the election of directors other than proxies held by Borrower's management or their designees to be voted in favor of Persons nominated by Borrower's Board of Directors) of 25% or more of the outstanding voting securities of Borrower, measured by voting power (including both common stock and any preferred stock or other equity securities entitling the holders thereof to vote with the holders of common stock in elections for directors of Borrower) without the prior approval of at least two-thirds of the members of the Borrower's Board of Directors who are unaffiliated with Borrower, (b) any Person or two or more Persons acting as a group shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Act of 1934, as amended, and including holding proxies to vote for the election of directors other than proxies held by Borrower's management or their designees to be voted in favor of Persons nominated by Borrower's Board of Directors) of 50% or more of the outstanding voting securities of Borrower, measured by voting power (including both common stock and any preferred stock or other equity securities entitling the holders thereof to vote with the holders of common stock in elections for directors of Borrower), or (c) individuals who constitute two-thirds or more of the directors of Borrower at the beginning of a 24-month period shall cease to constitute at least two-thirds or more of the directors of Borrower at any time during such period, unless the election of any new or replacement directors of Borrower was approved by a vote of at least the majority of the members of the Board of Directors of Borrower in office immediately prior to such period and of the new and replacement directors so approved.

     "Collateral" means all property of any kind which is subject to a Lien in
      ----------
favor of Lenders (or in favor of Agent for the benefit of Lenders) or which, under the terms of any Security Document, is purported to be subject to such a Lien.

     "Commitment Amount" means the amount designated as such set forth opposite
      -----------------
each Lender's name on the Lender Schedule.

     "Commitment Fee Rate" means:
      -------------------

     (a) for each period in which the Facility Usage Ratio is less than or equal to fifty percent (50%), 0.30% per annum;

     (b) for each period in which the Facility Usage Ratio is greater than fifty percent (50%) but less than or equal to eighty percent (80%), 0.40% per annum; and

     (c) for each period in which the Facility Usage Ratio is greater than eighty percent (80%), 0.50% per annum.

     "Commitment Period" means the period from and including the date hereof
      -----------------
until January 1, 2002 (or, if earlier, the day on which the obligations of Lenders to make Loans hereunder or the obligations of LC Issuer to issue Letters of Credit hereunder have been terminated or the Notes first become due and payable in full).

     "Consolidated" refers to the consolidation of any Person, in accordance
      ------------
with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

     "Consolidated Net Income" means, for any period, Borrower's Consolidated
      -----------------------
gross revenues for such period, including any cash dividends or distributions actually received from any other Person during such period, minus Borrower's Consolidated expenses and other proper charges against income (including taxes on income, to the extent imposed), determined on a Consolidated basis after eliminating earnings or losses attributable to outstanding minority interests and excluding the net earnings of any Person other than a subsidiary of Borrower in which Borrower has an ownership interest.

     "Continuation" shall refer to the continuation pursuant to Section 2.3
      ------------
hereof of a Eurodollar Loan as a Eurodollar Loan from one Interest Period to the next Interest Period.

     "Continuation/Conversion Notice" means a written or telephonic request, or
      ------------------------------
a written confirmation, made by Borrower which meets the requirements of Section 2.3.

     "Conversion" shall refer to a conversion pursuant to Section 2.3 or Article
      ----------
III of one Type of Loan into another Type of Loan.

     "Default" means any Event of Default and any default, event or condition
      -------
which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

     "Default Rate" means, at the time in question (a) with respect to any Base
      ------------
Rate Loan, the rate per annum equal to two percent (2.00%) above the Adjusted Base Rate then in effect and (b) with respect to any Eurodollar Loan, the rate per annum equal to two percent (2.00%) above the Adjusted Eurodollar Rate then in effect for such Loan, provided in each case that no Default Rate charged by any Person shall ever exceed the Highest Lawful Rate.

     "Determination Date" has the meaning given to such term in Section 2.10(a).
      ------------------

     "Disclosure Report" means either a notice given by Borrower under Section
      -----------------
6.4 or a certificate given by Borrower's chief financial officer under Section 6.2(b).

     "Disclosure Schedule" means Schedule 1 hereto.
      -------------------

     "Distribution" means (a) any dividend or other distribution made by a
      ------------
Restricted Person on or in respect of any stock, partnership interest, or other equity interest in such Restricted Person (including any option or warrant to buy such an equity interest), or (b) any payment made by a Restricted Person to purchase, redeem, acquire or retire any stock, partnership interest, or other equity interest in such Restricted Person (including any such option or warrant).

     "Domestic Lending Office" means, with respect to any Lender, the office of
      -----------------------
such Lender specified as its "Domestic Lending Office" on the Lender Schedule, or such other office as such Lender may from time to time specify to Borrower and Agent; with respect to LC Issuer, the office, branch, or agency through which it issues Letters of Credit; and, with respect to Agent, the office, branch, or agency through which it administers this Agreement.

     "Eligible Transferee" means a Person which either (a) is a Lender or an
      -------------------
Affiliate of a Lender, or (b) is consented to as an Eligible Transferee by Agent and, so long as no Default or Event of Default is continuing, by Borrower, which consents in each case will not be unreasonably withheld (provided that no Person organized outside the United States may be an Eligible Transferee if Borrower would be required to pay withholding taxes on interest or principal owed to such Person).

     "Engineering Report" means the Initial Engineering Report and each
      ------------------
engineering report delivered pursuant to Section 6.2.

     "Environmental Laws" means any and all Laws relating to the environment or
      ------------------
to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time and any successor statutes or statute, together with all rules and regulations promulgated with respect thereto.

     "ERISA Affiliate" means Borrower and all members of a controlled group of
      ---------------
corporations and all trades or businesses (whether or not incorporated) under common control that, together with Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

     "ERISA Plan" means any employee pension benefit plan subject to Title IV of
      ----------
ERISA maintained by any ERISA Affiliate with respect to which any Restricted Person has a fixed or contingent liability.

     "Eurodollar Lending Office" means, with respect to any Lender, the office
      -------------------------
of such Lender specified as its "Eurodollar Lending Office" on the Lender Schedule (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to Borrower and Agent.

     "Eurodollar Loan" means a Loan that bears interest at the Adjusted
      ---------------
Eurodollar Rate.

     "Eurodollar Margin" means, on each day:
      -----------------

     (a) for each period in which the Facility Usage Ratio is less than or equal to fifty percent (50%), 1.00% per annum;

     (b) for each period in which the Facility Usage Ratio is greater than fifty percent (50%) but less than or equal to eighty percent (80%), 1.25% per annum;

     (c) for each period in which the Facility Usage Ratio is greater than eighty percent (80%) but less than or equal to ninety percent (90%), 1.50% per annum; and

     (d) for each period in which the Facility Usage Ratio is greater than ninety percent (90%), 1.75% per annum.

     "Eurodollar Rate" means, for any Eurodollar Loan within a Borrowing and
      ---------------
with respect to the related Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Loan within a Borrowing and with respect to the related Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

     "Eurodollar Rate Payment Date" means, with respect to any Eurodollar Loan:
      ----------------------------
(i) the day on which the related Interest Period ends and, if such Interest Period is six months in length, each date specified by Agent which is approximately three months after such Interest Period begins; provided that the last Business Day of each calendar month shall also be a Eurodollar Interest Payment Date for each such Loan so long as any Event of Default exists under Section 8.1(a), and (ii) any day on which past due interest or past due principal is owed hereunder with respect to such Eurodollar Loan and is unpaid.

     "Evaluation Date" means each of the following:
      ---------------

     (a)  April 1 and October 1 of each year, beginning April 1, 2000;

     (b) Each date on which Borrower or any of its Subsidiaries sells oil and gas properties included in any Engineering Report, whether producing or non-producing (including without limitation any properties constituting Collateral) with an Aggregate Value of more than two percent (2%) of the Aggregate Value of all oil and gas properties of Borrower and its Subsidiaries included in any one or more of the Engineering Report (including without limitation any properties constituting Collateral);

     (c) Each other date that Majority Lenders, at their option, specify as a date as of which the Borrowing Base is to be redetermined, which date must be either the first day or last day of a calendar month; provided that Majority
                                                      --------
Lenders shall not be entitled to request any such redetermination more than once during any 12-month period; and

     (d) Each other date that Borrower, at its option, specifies as a date as of which the Borrowing Base is to be redetermined, which date must be either the first day or last day of a calendar month; provided that Borrower shall not be
                                           --------
entitled to request any such redetermination more than once during any 12-month period.

     "Event of Default" has the meaning given to such term in Section 8.1.
      ----------------

     "Facility Usage" means, at the time in question, the aggregate amount of
      --------------
outstanding Loans and existing LC Obligations at such time.

     "Facility Usage Ratio" means, at the time in question, the quotient
      --------------------
obtained by dividing (a) the Facility Usage by (b) the Borrowing Base (and which may be expressed as a percentage).

     "Federal Funds Rate" means, for any day, the rate per annum (rounded
      ------------------
upwards, if necessary, to the nearest 1/100th of one percent) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers of recognized standing on such day, as published by the Federal Reserve Bank of Texas on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate quoted to Agent by at least three (3) Federal funds brokers of recognized standing on such day with respect to such transactions as determined by Agent.

     "Fiscal Quarter" means a three-month period ending on March 31, June 30,
      --------------
September 30 or December 31 of any year.

     "Fiscal Year" means a twelve-month period ending on December 31 of any
      -----------
year.

     "GAAP" means those generally accepted accounting principles and practices
      ----
which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Borrower and its Consolidated Subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the audited Initial Financial Statements. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to Borrower or with respect to Borrower and its Consolidated Subsidiaries may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to each Lender and Majority Lenders agree to such change insofar as it affects the accounting of Borrower or of Borrower and its Consolidated Subsidiaries.

     "Guarantor" means Brock or any other Person who has guaranteed some or all
      ---------
of the Obligations and who has been accepted by Agent as a Guarantor or any Subsidiary of Borrower which now or hereafter executes and delivers a guaranty to Agent pursuant to Section 6.17.

     "Hazardous Materials" means any substances regulated under any
      -------------------
Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

     "Hedging Contract" means (a) any agreement providing for options, swaps,
      ----------------
floors, caps, collars, forward sales or forward purchases involving interest rates, commodities or commodity prices, equities, currencies, bonds, or indexes based on any of the foregoing, (b) any option, futures or forward contract traded on an exchange, and (c) any other derivative agreement or other similar agreement or arrangement.

     "Highest Lawful Rate" means, with respect to each Lender Party to whom
      -------------------
Obligations are owed, the maximum nonusurious rate of interest that such Lender Party is permitted under applicable Law to contract for, take, charge, or receive with respect to such Obligations. All determinations herein of the Highest Lawful Rate, or of any interest rate determined by reference to the Highest Lawful Rate, shall be made separately for each Lender Party as appropriate to assure that the Loan Documents are not construed to obligate any Person to pay interest to any Lender Party at a rate in excess of the Highest Lawful Rate applicable to such Lender Party.

     "Indebtedness" of any Person means Liabilities in any of the following
      ------------
categories:

     (a)  Liabilities for borrowed money,

     (b) Liabilities constituting an obligation to pay the deferred purchase price of property or services,

     (c) Liabilities evidenced by a bond, debenture, note or similar instrument,

     (d) Liabilities which (i) would under GAAP be shown on such Person's balance sheet as a liability, and (ii are payable more than one year from the date of creation thereof (other than reserves for taxes and reserves for contingent obligations),

     (e)  Liabilities arising under Hedging Contracts,

     (f) Liabilities constituting principal under leases capitalized in accordance with GAAP,

     (g) Liabilities arising under conditional sales or other title retention agreements,

     (h) Liabilities owing under direct or indirect guaranties of Liabilities of any other Person or otherwise constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Liabilities of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Liabilities, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection,

     (i) Liabilities (for example, repurchase agreements, mandatorily redeemable preferred stock and sale/leaseback agreements) consisting of an obligation to purchase or redeem securities or other property, if such Liabilities arises out of or in connection with the sale or issuance of the same or similar securities or property,

     (j) Liabilities with respect to letters of credit or applications or reimbursement agreements therefor,

     (k) Liabilities with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (including obligations under "take-or-pay" contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment), or
                                 --

     (l) Liabilities with respect to other obligations to deliver goods or services in consideration of advance payments therefor;

provided, however, that the "Indebtedness" of any Person shall not include Liabilities that were incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until such Liabilities are outstanding more than 90 days past the original invoice or billing date therefor.

     "Initial Engineering Report" means the engineering report concerning oil
      --------------------------
and gas properties of Restricted Persons dated July 31, 1999, prepared by petroleum engineers who are employees of Borrower, as of July 1, 1999.

     "Initial Financial Statements" means (a) the audited annual Consolidated
      ----------------------------
financial statements of Borrower dated as of December 31, 1998, and (b) the unaudited quarterly Consolidated financial statements of Borrower dated as of June 30, 1999.

     "Insurance Schedule" means Schedule 3 attached hereto.
      ------------------

     "Interest Payment Date" means (a) with respect to each Base Rate Loan, each
      ---------------------
Base Rate Payment Date and (b) with respect to each Eurodollar Loan, the Eurodollar Rate Payment Date for such Eurodollar Loan.

     "Interest Period" means, with respect to each particular Eurodollar Loan in
      ---------------
a Borrowing, the period specified in the Borrowing Notice or Continuation/Conversion Notice applicable thereto, beginning on and including the date specified in such Borrowing Notice or Continuation/Conversion Notice (which must be a Business Day), and ending one, two, three, or six months thereafter, as Borrower may elect in such notice; provided that: (a) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (b) any Interest Period which begins on the last Business Day in a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day in a calendar month; and (c) notwithstanding the foregoing, (i) any Interest Period which would otherwise end after the last day of the Commitment Period shall end on the last day of the Commitment Period (or, if the last day of the Commitment Period is not a Business Day, on the next preceding Business Day) and (ii) no Interest Period may be selected for a Loan that would end after the Maturity Date.

     "Internal Revenue Code" means the United States Internal Revenue Code of
      ---------------------
1986, as amended from time to time and any successor statute or statutes, together with all rules and regulations promulgated with respect thereto.

     "Investment" means any investment, made directly or indirectly, in any
      ----------
Person or any property, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise and whether made in cash, by the transfer of property, or by any other means.

     "Law" means any statute, law, regulation, ordinance, rule, treaty,
      ---
judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of the United

States or any state or political subdivision thereof or of any foreign country or any department, province or other political subdivision thereof.

     "LC Application" means any application for a Letter of Credit hereafter
      --------------
made by Borrower to LC Issuer.

     "LC Collateral" has the meaning given to such term in Section 2.16(a).
      -------------

     "LC Issuer" means Bank of America, N.A. in its capacity as the issuer of
      ---------
Letters of Credit hereunder, and its successors in such capacity. Agent may, with the consent of Borrower and the Lender in question, appoint any Lender hereunder as an LC Issuer in place of or in addition to Bank of America, N.A.

     "LC Obligations" means, at the time in question, the sum of all Matured LC
      --------------
Obligations plus the maximum amounts which LC Issuer might then or thereafter be called upon to advance under all Letters of Credit then outstanding.

     "Lender Parties" means Agent, LC Issuer, and all Lenders.
      --------------

     "Lender Schedule" means Schedule 5 hereto.
      ---------------

     "Lenders" means each signatory hereto (other than Borrower and any
      -------
Restricted Person that is a party hereto), including Bank of America, N.A. in its capacity as a Lender hereunder rather than as Agent or LC Issuer, and the successors of each such party as holder of a Note.

     "Letter of Credit" means any letter of credit issued by LC Issuer hereunder
      ----------------
at the application of Borrower.

     "Liabilities" means, as to any Person, all indebtedness, liabilities and
      -----------
obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

     "Lien" means, with respect to any property or assets, any right or interest
      ----
therein of a creditor to secure Liabilities owed to it or any other arrangement with such creditor which provides for the payment of such Liabilities out of such property or assets or which allows such creditor to have such Liabilities satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business.
"Lien" also means any filed financing statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

     "Loan Documents" means this Agreement, the Notes, the Security Documents,
      --------------
the Letters of Credit, the LC Applications, and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets and commitment letters).

     "Loans" has the meaning given to such term in Section 2.1.
      -----

     "Majority Lenders" means Lenders whose aggregate Percentage Shares equal or
      ----------------
exceed sixty-six and two-thirds percent (66 2/3%).

     "Material Adverse Change" means a material and adverse change, from the
      -----------------------
state of affairs presented in the Initial Financial Statements or as represented or warranted in any Loan Document, to (a) Borrower's Consolidated financial condition, (b) Borrower's Consolidated operations, properties or prospects, considered as a whole, (c) Borrower's ability to timely pay the Obligations, or
(d) the enforceability of the material terms of any Loan Documents.

     "Matured LC Obligations" means all amounts paid by LC Issuer on drafts or
      ----------------------
demands for payment drawn or made under or purported to be under any Letter of Credit and all other amounts due and owing to LC Issuer under any LC Application for any Letter of Credit, to the extent the same have not been repaid to LC Issuer (with the proceeds of Loans or otherwise).

     "Maturity Date" means January 1, 2006.
      -------------

     "Maximum Drawing Amount" means at the time in question the sum of the
      ----------------------
maximum amounts which LC Issuer might then or thereafter be called upon to advance under all Letters of Credit which are then outstanding.

     "Maximum Credit Amount" means the amount of $150,000,000.
      ---------------------

     "Moody's" means Moody's Investor Service, Inc., or its successor.
      -------

     "Mortgaged Properties" means the oil and gas properties that are mortgaged
      --------------------
to Agent under the Security Documents.

     "Note" has the meaning given to such term in Section 2.1.
      ----

     "Obligations" means all Liabilities from time to time owing by any
      -----------
Restricted Person to any Lender Party under or pursuant to any of the Loan Documents, including all LC Obligations. "Obligation" means any part of the
                                          ----------
Obligations.

     "Percentage Share" means, with respect to any Lender (a) when used in
      ----------------
Section 2.1, 2.2 or 2.5, in any Borrowing Notice or when no Loans are outstanding hereunder, the percentage designated as such for each Lender on the Lender Schedule, and (b) when used otherwise, the percentage obtained by dividing (i) the sum of the unpaid principal balance of such Lender's Loans at the time in question plus the Matured LC Obligations which such Lender has funded pursuant to Section 2.13(c) plus the portion of the Maximum Drawing Amount which such Lender might be obligated to fund under Section 2.13(c), by (ii the sum of the aggregate unpaid principal balance of all Loans at such time plus the aggregate amount of LC Obligations outstanding at such time.

     "Permitted Investments" means (a) Cash Equivalents and (b) Investments by
      ---------------------
Borrower in any of its wholly owned Subsidiaries which is a Guarantor.

     "Permitted Liens" means:
      ---------------

          (a) statutory Liens for taxes, assessments or other governmental charges or levies which are not yet delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

          (b) landlords', operators', carriers', warehousemen's, repairmen's, mechanics', materialmen's Liens which do not secure Indebtedness, in each case only to the extent arising in the ordinary course of business and only to the extent securing obligations which are not delinquent or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP;

          (c)  Liens under the Security Documents;

          (d) with respect only to property subject to any particular Security Document, Liens burdening such property which are expressly allowed by such Security Document;

          (e) minor defects and irregularities in title to any property, so long as such defects and irregularities neither secure Indebtedness nor materially impair the value of such property or the use of such property for the purposes for which such property is held;

          (f) deposits of cash or securities to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature (excluding appeal bonds) incurred in the ordinary course of business;

          (g) easements, zoning restrictions, or other charges or restrictions on the use of real property which do not materially impair the use of the property by Restricted Persons in the conduct of their operations or business.

     "Person" means an individual, corporation, partnership, limited liability
      ------
company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, Tribunal, or any other legally recognizable entity.

     "Rating Agency" means either S & P or Moody's.
      -------------

     "Regulation D" means Regulation D of the Board of Governors of the Federal
      ------------
Reserve System as from time to time in effect.

     "Reserve Requirement" means, at any time, the maximum rate at which
      -------------------
reserves (including any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (b) any category of extensions of credit or other assets which include Eurodollar Loans.

     "Restricted Person" means any of Borrower, each Subsidiary of Borrower, and
      -----------------
each Guarantor.

     "S & P" means Standard & Poor's Ratings Services (a division of McGraw Hill
      -----
Companies, Inc.), or its successor.

     "Security Documents" means the instruments listed in the Security Schedule
      ------------------
and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any Restricted Person to Agent in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of any Restricted Person's other duties and obligations under the Loan Documents.

     "Security Schedule" means Schedule 2 hereto.
      -----------------

     "Subsidiary" means, with respect to any Person, any corporation,
      ----------
association, partnership, limited liability company, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent or more by such Person, provided that associations, joint ventures or other relationships (a) which are established pursuant to a standard form operating agreement or similar agreement or which are partnerships for purposes of federal income taxation only, (b) which are not corporations or partnerships (or subject to the Uniform Partnership Act) under applicable state Law, and (c)
                                                                        ---
whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties and interests owned directly by the parties in such associations, joint ventures or relationships, shall not be deemed to be "Subsidiaries" of such Person.

     "Termination Event" means (a) the occurrence with respect to any ERISA Plan
      -----------------
of (i) a reportable event described in Section 4043(b)(5) or (6) of ERISA or (ii any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or (b) the withdrawal of any ERISA Affiliate from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or
(c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

     "Tribunal" means any government, any arbitration panel, any court or any
      --------
governmental department, commission, board, bureau, agency or instrumentality of the United States of America or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted or existing.

     "Type" means, with respect to any Loans, the characterization of such Loans
      ----
as either Base Rate Loans or Eurodollar Loans.

     "Unused Borrowing Base" means, at the time in question, the Borrowing Base
      ---------------------
minus the Facility Usage.

     Section 1.2.  Exhibits and Schedules; Additional Definitions.  All Exhibits
                   ----------------------------------------------
and Schedules attached to this Agreement are a part hereof for all purposes. Reference is hereby made to the Security Schedule for the meaning of certain terms defined therein and used but not defined herein, which definitions are incorporated herein by reference.

     Section 1.3.  Amendment of Defined Instruments.  Unless the context
                   --------------------------------
otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

     Section 1.4.  References and Titles.  All references in this Agreement to
                   ---------------------
Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation". Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

      Section 1.5.  Calculations and Determinations.  All calculations under the
                    -------------------------------
Loan Documents of interest chargeable with respect to Eurodollar Loans and of fees shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. All other calculations of interest made under the Loan Documents shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 365 or 366 days, as appropriate. Each determination by a Lender Party of amounts to be paid under Article III or any other matters which are to be determined hereunder by a Lender Party (such as any Eurodollar Rate, Adjusted Eurodollar Rate, Business Day, Interest Period, or Reserve Requirement) shall, in the absence of manifest error, be conclusive and binding. Unless otherwise expressly provided herein or unless Majority Lenders otherwise consent all financial statements and reports furnished to any Lender Party hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.

      Section 1.6.  Joint Preparation; Construction of Indemnities and Releases.
                    -----------------------------------------------------------
This Agreement and the other Loan Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and no rule of construction shall apply thereto which would require or allow any Loan Document to be construed against any party because of its role in drafting such Loan Document. All indemnification and release provisions of this Agreement shall be construed broadly (and not narrowly) in favor of the Persons receiving indemnification from or being released.


                 ARTICLE II - The Loans and Letters of Credit
                              -------------------------------

      Section 2.1.  Commitments to Lend; Notes.  Subject to the terms and
                    --------------------------
conditions hereof, each Lender agrees to make loans to Borrower (herein called such Lender's "Loans") upon Borrower's request from time to time during the
               -----
Commitment Period, provided that (a) subject to Sections 3.3, 3.4 and 3.6, all Lenders are requested to make Loans of the same Type in accordance with their respective Percentage Shares and as part of the same Borrowing, (b) after giving effect to such Loans, the Facility Usage does not exceed the Borrowing Base determined as of the date on which the requested Loans are to be made, and (c) after giving effect to such Loans, the Loans by each Lender plus the existing LC Obligations of such Lender does not exceed such Lender's Commitment Amount. The aggregate amount of all Loans in any Borrowing must be greater than or equal to $1,000,000 or must equal the remaining availability under the Borrowing Base. Borrower may have no more than five Borrowings of Eurodollar Loans outstanding at any time. The obligation of Borrower to repay to each Lender the aggregate amount of all Loans made by such Lender, together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called such Lender's "Note") made by Borrower payable to the order of such Lender in the form of Exhibit A with appropriate insertions. The amount of principal owing on any Lender's Note at any given time shall be the aggregate amount of all Loans theretofore made by such Lender minus all payments of principal theretofore received by such Lender on such Note. Interest on each Note shall accrue and be due and payable as provided herein and therein. Each Note shall be due and payable as provided herein and therein, and shall be due and payable in full on the Maturity Date. Subject to the terms and conditions hereof, Borrower may borrow, repay, and reborrow hereunder.

      Section 2.2.  Requests for New Loans.  Borrower must give to Agent written
                    ----------------------
notice (or telephonic notice promptly confirmed in writing) of any requested Borrowing of new Loans to be advanced by Lenders. Each such notice constitutes a "Borrowing Notice" hereunder and must:

      (a) specify (i) the aggregate amount of any such Borrowing of new Base Rate Loans and the date on which such Base Rate Loans are to be advanced, or (ii the aggregate amount of any such Borrowing of new Eurodollar Loans, the date on which such Eurodollar Loans are to be advanced (which shall be the first day of the Interest Period which is to apply thereto), and the length of the applicable Interest Period; and

      (b) be received by Agent not later than 10:00 a.m., Dallas, Texas time, on (i) the day on which any such Base Rate Loans are to be made, or (ii the third Business Day preceding the day on which any such Eurodollar Loans are to be made.

Each such written request or confirmation must be made in the form and substance of the "Borrowing Notice" attached hereto as Exhibit B, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Borrowing Notice, Agent shall give each Lender prompt notice of the terms thereof. If all conditions precedent to such new Loans have been met, each Lender will on the date requested promptly remit to Agent at Agent's office in Dallas, Texas the amount of such Lender's new Loan in immediately available funds, and upon receipt of such funds, unless to its actual knowledge any conditions precedent to such Loans have been neither met nor waived as provided herein, Agent shall promptly make such Loans available to Borrower. Unless Agent shall have received prompt notice from a Lender that such Lender will not make available to Agent such Lender's new Loan, Agent may in its discretion assume that such Lender has made such Loan available to Agent in accordance with this section and Agent may if it chooses, in reliance upon such assumption, make such Loan available to Borrower. If and to the extent such Lender shall not so make its new Loan available to Agent, such Lender and Borrower severally agree to pay or repay to Agent within three days after demand the amount of such Loan together with interest thereon, for each day from the date such amount was made available to Borrower until the date such amount is paid or repaid to Agent, with interest at
(i) the Federal Funds Rate, if such Lender is making such payment and (ii the interest rate applicable at the time to the other new Loans made on such date, if Borrower is making such repayment. If neither such Lender nor Borrower pays or repays to Agent such amount within such three-day period, Agent shall in addition to such amount be entitled to recover from such Lender and from Borrower, on demand, interest thereon at the Default Rate applicable to Base Rate Loans, calculated from the date such amount was made available to Borrower. The failure of any Lender to make any new Loan to be made by it hereunder shall not relieve any other Lender of its obligation hereunder, if any, to make its new Loan, but no Lender shall be responsible for the failure of any other Lender to make any new Loan to be made by such other Lender.

      Section 2.3.  Continuations and Conversions of Existing Loans.  Borrower
                    -----------------------------------------------
may make the following elections with respect to Loans already outstanding: to convert Base Rate Loans to Eurodollar Loans, to convert Eurodollar Loans to Base Rate Loans on the last day of the Interest Period applicable thereto, and to continue Eurodollar Loans beyond the expiration of such Interest Period by designating a new Interest Period to take effect at the time of such expiration. In making such elections, Borrower may combine existing Loans made pursuant to separate Borrowings into one new Borrowing or divide existing Loans made pursuant to one Borrowing into separate new Borrowings, provided that Borrower may have no more than five Borrowings of Eurodollar Loans outstanding at any time. To make any such election, Borrower must give to Agent written notice (or telephonic notice promptly confirmed in writing) of any such Conversion or Continuation of existing Loans, with a separate notice given for each new Borrowing. Each such notice constitutes a "Continuation/Conversion Notice" hereunder and must:

      (a)  specify the existing Loans which are to be Continued or Converted;

      (b) specify (i) the aggregate amount of any Borrowing of Base Rate Loans into which such existing Loans are to be continued or converted and the date on which such Continuation or Conversion is to occur, or (ii the aggregate amount of any Borrowing of Eurodollar Loans into which such existing Loans are to be continued or converted, the date on which such Continuation or Conversion is to occur (which shall be the first day of the Interest Period which is to apply to such Eurodollar Loans), and the length of the applicable Interest Period; and

      (c) be received by Agent not later than 10:00 a.m., Dallas, Texas time, on (i) the day on which any such Continuation or Conversion to Base Rate Loans is to occur, or (ii the third Business Day preceding the day on which any such Continuation or Conversion to Eurodollar Loans is to occur.

Each such written request or confirmation must be made in the form and substance of the "Continuation/Conversion Notice" attached hereto as Exhibit C, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Continuation/Conversion Notice, Agent shall give each Lender prompt notice of the terms thereof. Each Continuation/Conversion Notice shall be irrevocable and binding on Borrower. During the continuance of any Default, Borrower may not make any election to convert existing Loans into Eurodollar Loans or continue existing Loans as Eurodollar Loans. If (due to the existence of a Default or for any other reason) Borrower fails to timely and properly give any Continuation/Conversion Notice with respect to a Borrowing of existing Eurodollar Loans at least three days prior to the end of the Interest Period applicable thereto, such Eurodollar Loans shall automatically be converted into Base Rate Loans at the end of such Interest Period. No new funds shall be repaid by Borrower or advanced by any Lender in connection with any Continuation or Conversion of existing Loans pursuant to this section, and no such Continuation or Conversion shall be deemed to be a new advance of funds for any purpose; such Continuations and Conversions merely constitute a change in the interest rate applicable to already outstanding Loans.

      Section 2.4.  Use of Proceeds.  Borrower shall use all Loans to refinance
                    ---------------
all existing indebtedness owed to Bank of America, N.A., to finance capital expenditures, to refinance Matured LC Obligations, to finance the acquisition of oil and gas reserves, to finance exploration of oil and gas properties, and to provide working capital for its operations and for other general business purposes. Borrower shall use all Letters of Credit for its general corporate purposes. In no event shall the funds from any Loan or any Letter of Credit be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" (as such term is defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock. Borrower represents and warrants that Borrower is not engaged principally, or as one of Borrower's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock.

      Section 2.5.  Interest Rates and Fees.
                    -----------------------

      (a)  Interest Rates.  Each Base Rate Loan shall bear interest on each day
           --------------
outstanding at the Adjusted Base Rate in effect on such day. Each Eurodollar Loan shall bear interest on each day during the related Interest Period at the related Adjusted Eurodollar Rate in effect on such day. Anything to the contrary herein notwithstanding, if an Event of Default has occurred and is continuing, all Loans shall bear interest on each day outstanding at the applicable Default Rate. Past due payments of principal and interest shall also bear interest at the rates and in the manner set forth in the Notes.

      (b)  Commitment Fees.  In consideration of Lenders' commitment to make
           ---------------
Loans, Borrower will pay to Agent, on a quarterly basis during the Commitment Period, for pro rata distribution to each Lender in accordance with its Percentage Share, a commitment fee determined on a daily basis equal to the product of (i) the Commitment Fee Rate multiplied by (ii) the Unused Borrowing Base. Promptly at the end of each Fiscal Quarter, Agent shall calculate the commitment fee then due and shall notify Borrower thereof in writing. Borrower shall pay such commitment fee to Agent within five Business Days after receiving such written notice.

      (c)  Agent's Fees. In addition to all other amounts due to Agent under the
           ------------
Loan Documents, Borrower will pay fees to Agent as described in a letter agreement of even date herewith between Agent, Banc of America Securities LLC, and Borrower.

      Section 2.6.  Regularly Scheduled Principal Payments.  Borrower shall
                    --------------------------------------
repay the principal balance of the Loans in sixteen (16) quarterly installments, each in an amount equal to one-sixteenth (1/16) of the aggregate principal balance of all Loans outstanding on the last day of the Commitment Period. Such installments shall be due and payable on each Base Rate Payment Date, beginning with the first Base Rate Payment Date which occurs after the end of the Commitment Period and ending on the Maturity Date.

      Section 2.7.  Optional Prepayments.  Borrower may (a) upon one Business
                    --------------------
Day's notice to Agent, from time to time and without premium or penalty prepay the Base Rate Loans, in whole or in part, and (b) upon three Business Days' notice to Agent, from time to time and without premium or penalty prepay the Eurodollar Loans, in whole or in part, provided that with respect to prepayments of Eurodollar Loans, Borrower shall concurrently therewith pay amounts required under Section 3.8, and, in the case of prepayments of either Base Rate Loans or Eurodollar Loans, only so long as (i) the aggregate amounts of all partial prepayments of principal on the Notes equals $1,000,000 or any higher integral multiple of $1,000,000, and (ii) Borrower does not make any prepayments which would reduce the unpaid principal balance of any Loan to less than $100,000 without first either (x) terminating this Agreement or (y) providing assurance satisfactory to Agent in its discretion that Lenders' legal rights under the Loan Documents are in no way affected by such reduction. Each partial prepayment of principal made after the end of the Commitment Period shall be applied to the regular installments of principal due under the Notes in the inverse order of their maturities. Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

      Section 2.8.  Mandatory Prepayments
                    ---------------------

      (a) If at any time the Facility Usage exceeds the Maximum Credit Amount (whether due to a reduction in the Maximum Credit Amount in accordance with this Agreement, or otherwise), Borrower shall immediately upon demand prepay the principal of the Loans in an amount at least equal to such excess.

      (b) If at any time the Facility Usage is less than the Maximum Credit Amount but in excess of the Borrowing Base (such excess being herein called a "Borrowing Base Deficiency"), Borrower shall either:
 -------------------------

           (i) within ninety (90) days after Agent gives notice of such fact to Borrower, prepay the principal of the Loans in an aggregate amount at least equal to such Borrowing Base Deficiency (or, if the Loans have been paid in full, pay to LC Issuer LC Collateral as required under Section 2.16(a)), or

           (ii) within five (5) days after Agent gives notice of such fact to Borrower, give notice to Agent electing to prepay the principal of the Loans in up to six monthly installments in an aggregate amount at least equal to such Borrowing Base Deficiency, with each such installment equal to or in excess of one-sixth of such Borrowing Base Deficiency, and with the first such installment to be paid one month after the giving of such notice and the subsequent installments to be due and payable at one month intervals thereafter until such Borrowing Base Deficiency has been eliminated, or

           (iii) within five (5) days after Agent gives notice of such fact to Borrower, give notice to Agent that Borrower desires to provide Agent with deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other security documents in form and substance satisfactory to Agent, granting, confirming, and perfecting first and prior liens or security interests in collateral acceptable to Majority Lenders, to the extent needed to allow Majority Lenders to increase the Borrowing Base (as they in their reasonable discretion deem consistent with prudent oil and gas banking industry lending standards at the time) to an amount which eliminates such Borrowing Base Deficiency, and then provide such security documents within thirty days after Agent specifies such collateral to Borrower. If, prior to any such specification by Agent, Majority Lenders determine that the giving of such security documents will not serve to eliminate such Borrowing Base Deficiency, then, within five Business Days after receiving notice of such determination, Borrower will elect to make, and thereafter make, the prepayments specified in either of the preceding subsections (i) or (ii) of this subsection (b).

     (c) Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

     Section 2.9.   Initial Borrowing Base.  During the period from the date
                    ----------------------
hereof to the first Determination Date the Borrowing Base shall be $85,000,000.

     Section 2.10.  Subsequent Determinations of Borrowing Base; Reduction of
                    ---------------------------------------------------------
Borrowing Base by Borrower.
--------------------------

     (a) By each Evaluation Date Borrower shall furnish to each Lender all information, reports and data which Agent has then requested concerning Restricted Persons' businesses and properties (including their oil and gas properties and interests and the reserves and production relating thereto), together with the Engineering Report described in Section 6.2(e). Within forty-five days after receiving such information, reports and data, or as promptly thereafter as practicable, Majority Lenders shall agree upon an amount for the Borrowing Base (provided that all Lenders must agree to any increase in the Borrowing Base) and Agent shall by notice to Borrower designate such amount as the new Borrowing Base available to Borrower hereunder, which designation shall take effect immediately on the date such notice is sent (herein called a "Determination Date") and shall remain in effect until but not including the
 ------------------
next date as of which the Borrowing Base is redetermined. If Borrower does not furnish all such information, reports and data by the date specified in the first sentence of this section, Agent may nonetheless designate the Borrowing Base at any amount which Majority Lenders determine and may redesignate the Borrowing Base from time to time thereafter until each Lender receives all such information, reports and data, whereupon Majority Lenders shall designate a new Borrowing Base as described above. Majority Lenders shall determine the amount of the Borrowing Base based upon the loan collateral value which they in their discretion assign to the various oil and gas properties of Restricted Persons at the time in question and based upon such other credit factors (including without limitation the assets, liabilities, cash flow, hedged and unhedged exposure to price, foreign exchange rate, and interest rate changes, business, properties, prospects, management and ownership of Borrower and its Affiliates) as they in their discretion deem significant. It is expressly understood that Lenders and Agent have no obligation to agree upon or designate the Borrowing Base at any particular amount, whether in relation to the Maximum Credit Amount or otherwise, and that each Lender's' commitment to advance funds hereunder is determined by reference to the Borrowing Base from time to time in effect, which Borrowing Base shall be used for calculating commitment fees under Section 2.5 and, to the extent permitted by Law and regulatory authorities, for the purposes of capital adequacy determination and reimbursements under Article III.

     (b) Until the termination of the Commitment Period, Borrower may, during the fifteen-day period beginning on each Determination Date (each such period being called in this section an "Option Period"), reduce the Borrowing Base from
                                 -------------
the amount designated by Agent to any lesser amount. To exercise such option Borrower must within an Option Period send notice to Agent of the amount of the Borrowing Base chosen by Borrower. If Borrower does not affirmatively exercise this option during an Option Period, the Borrowing Base shall be the amount designated by Agent. Any choice by Borrower of a Borrowing Base shall be effective as of the first day of the Option Period during which such choice was made and shall continue in effect until the next date as of which the Borrowing Base is redetermined.

     Section 2.11.  Letters of Credit.  Subject to the terms and conditions
                    -----------------
hereof, Borrower may during the Commitment Period request LC Issuer to issue one or more Letters of Credit, provided that, after taking such Letter of Credit into account:

     (a)  the Facility Usage does not exceed the Borrowing Base at such time;
and

     (b) the aggregate amount of LC Obligations at such time does not exceed $5,000,000; and

     (c) the expiration date of such Letter of Credit is prior to the end of the Commitment Period.

and further provided that:

     (d) such Letter of Credit is to be used for general corporate purposes of Borrower;

     (e) such Letter of Credit is not directly or indirectly used to assure payment of or otherwise support any Indebtedness of any Person other than Indebtedness of any Restricted Person;

     (f) the issuance of such Letter of Credit will be in compliance with all applicable governmental restrictions, policies, and guidelines and will not subject LC Issuer to any cost which is not reimbursable under Article III;

     (g) the form and terms of such Letter of Credit are acceptable to LC Issuer in its sole and absolute discretion; and

     (h) all other conditions in this Agreement to the issuance of such Letter of Credit have been satisfied.

LC Issuer will honor any such request if the foregoing conditions (a) through
(h) (in the following Section 2.12 called the "LC Conditions") have been met as
                                               -------------
of the date of issuance of such Letter of Credit. LC Issuer may choose to honor any such request for any other Letter of Credit but has no obligation to do so and may refuse to issue any other requested Letter of Credit for any reason which LC Issuer in its sole discretion deems relevant.

     Section 2.12.  Requesting Letters of Credit.  Borrower must make written
                    ----------------------------
application to LC Issuer for any Letter of Credit at least five Business Days before the date on which Borrower desires for LC Issuer to issue such Letter of Credit. By making any such written application Borrower shall be deemed to have represented and warranted that the LC Conditions described in Section 2.11 will be met as of the date of issuance of such Letter of Credit. Each such written application for a Letter of Credit must be made in writing in the form and substance of Exhibit G, the terms and provisions of which are hereby incorporated herein by reference (or in such other form as may mutually be agreed upon by LC Issuer and Borrower). Two Business Days after the LC Conditions for a Letter of Credit have been met as described in Section 2.11 (or if LC Issuer otherwise desires to issue such Letter of Credit), LC Issuer will issue such Letter of Credit at LC Issuer's office in Dallas, Texas. If any provisions of any LC Application conflict with any provisions of this Agreement, the provisions of this Agreement shall govern and control.

     Section 2.13.  Reimbursement and Participations.
                    --------------------------------

     (a)  Reimbursement by Borrower. Each Matured LC Obligation shall constitute
          -------------------------
a loan by LC Issuer to Borrower. Borrower promises to pay to LC Issuer, or to LC Issuer's order, on demand, the full amount of each Matured LC Obligation, together with interest thereon at the Default Rate applicable to Base Rate Loans.

     (b)  Letter of Credit Advances.  If the beneficiary of any Letter of Credit
          -------------------------
makes a draft or other demand for payment thereunder then Borrower may, during the interval between the making thereof and the honoring thereof by LC Issuer, request Lenders to make Loans to Borrower in the amount of such draft or demand, which Loans shall be made concurrently with LC Issuer's payment of such draft or demand and shall be immediately used by LC Issuer to repay the amount of the resulting Matured LC Obligation. Such a request by Borrower shall be made in compliance with all of the provisions hereof, provided that for the purposes of the first sentence of Section 2.1, the amount of such Loans shall be considered, but the amount of the Matured LC Obligation to be concurrently paid by such Loans shall not be considered.

     (c)  Participation by Lenders.  LC Issuer irrevocably agrees to grant and
          ------------------------
hereby grants to each Lender, and -- to induce LC Issuer to issue Letters of Credit hereunder -- each Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from LC Issuer, on the terms and conditions hereinafter stated and for such Lender's own account and risk, an undivided interest equal to such Lender's Percentage Share of LC Issuer's obligations and rights under each Letter of Credit issued hereunder and the amount of each Matured LC Obligation paid by LC Issuer thereunder. Each Lender unconditionally and irrevocably agrees with LC Issuer that, if a Matured LC Obligation is paid under any Letter of Credit for which LC Issuer is not reimbursed in full by Borrower in accordance with the terms of this Agreement and the related LC Application (including any reimbursement by means of concurrent Loans or by the application of LC Collateral), such Lender shall (in all circumstances and without set-off or counterclaim) pay to LC Issuer on demand, in immediately available funds at LC Issuer's address for notices hereunder, such Lender's Percentage Share of such Matured LC Obligation (or any portion thereof which has not been reimbursed by Borrower). Each Lender's obligation to pay LC Issuer pursuant to the terms of this subsection is irrevocable and unconditional. If any amount required to be paid by any Lender to LC Issuer pursuant to this subsection is paid by such Lender to LC Issuer within three Business Days after the date such payment is due, LC Issuer shall in addition to such amount be entitled to recover from such Lender, on demand, interest thereon calculated from such due date at the Federal Funds Rate. If any amount required to be paid by any Lender to LC Issuer pursuant to this subsection is not paid by such Lender to LC Issuer within three Business Days after the date such payment is due, LC Issuer shall in addition to such amount be entitled to recover from such Lender, on demand, interest thereon calculated from such due date at the Default Rate applicable to Base Rate Loans.

     (d)  Distributions to Participants.  Whenever LC Issuer has in accordance
          -----------------------------
with this section received from any Lender payment of such Lender's Percentage Share of any Matured LC Obligation, if LC Issuer thereafter receives any payment of such Matured LC Obligation or any payment of interest thereon (whether directly from Borrower or by application of LC Collateral or otherwise, and excluding only interest for any period prior to LC Issuer's demand that such Lender make such payment of its Percentage Share), LC Issuer will distribute to such Lender its Percentage Share of the amounts so received by LC Issuer; provided, however, that if any such payment received by LC Issuer must
--------  -------
thereafter be returned by LC Issuer, such Lender shall return to LC Issuer the portion thereof which LC Issuer has previously distributed to it.

     (e)  Calculations.  A written advice setting forth in reasonable detail the
          ------------
amounts owing under this section, submitted by LC Issuer to Borrower or any Lender from time to time, shall be conclusive, absent manifest error, as to the amounts thereof.

     Section 2.14.  Letter of Credit Fees.  In consideration of LC Issuer's
                    ---------------------
issuance of any Letter of Credit, Borrower agrees to pay (a) to Agent, for the account of all Lenders in accordance with their respective Percentage Shares, a letter of credit issuance fee at a rate determined by applying the Eurodollar Margin then in effect to the face amount of such Letter of Credit for the term thereof and (b) to such LC Issuer for its own account, a letter of credit fronting fee at a rate equal to one-eighth percent (0.125%) per annum. Each such fee will be calculated based on the face amount of all Letters of Credit outstanding on each day at the above applicable rate and will be payable quarterly in arrears. In addition, Borrower will pay to LC Issuer its customary administrative issuance fees and drawing fees.

     Section 2.15.  No Duty to Inquire.
                    ------------------

     (a)  Drafts and Demands.  LC Issuer is authorized and instructed to accept
          ------------------
and pay drafts and demands for payment under any Letter of Credit without requiring, and without responsibility for, any determination as to the existence of any event giving rise to said draft, either at the time of acceptance or payment or thereafter. Prior to making payment on any Letter of Credit, LC Issuer will examine with reasonable care all documents required to be presented to LC Issuer under the terms of such Letter of Credit in order for LC Issuer to ascertain that such documents appear on their face to be in accordance with the terms and conditions of such Letter of Credit. LC Issuer is under no duty to determine the proper identity of anyone presenting such a draft or making such a demand (whether by tested telex or otherwise) as the officer, representative or agent of any beneficiary under any Letter of Credit, and payment by LC Issuer to any such beneficiary when requested by any such purported officer, representative or agent is hereby authorized and approved. Borrower releases each Lender Party from, and agrees to hold each Lender Party harmless and indemnified against, any liability or claim in connection with or arising out of the subject matter of this section, WHICH INDEMNITY SHALL APPLY WHETHER OR NOT ANY SUCH LIABILITY OR CLAIM IS IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY Lender Party, provided only that no Lender Party shall be entitled to indemnification for that portion, if any, of any liability or claim which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.

     (b)  Extension of Maturity.  If the maturity of any Letter of Credit is
          ---------------------
extended by its terms or by Law or governmental action, if any extension of the maturity or time for presentation of drafts or any other modification of the terms of any Letter of Credit is made at the request of any Restricted Person, or if the amount of any Letter of Credit is increased at the request of any Restricted Person, this Agreement shall be binding upon all Restricted Persons with respect to such Letter of Credit as so extended, increased or otherwise modified, with respect to drafts and property covered thereby, and with respect to any action taken by LC Issuer, LC Issuer's correspondents, or any Lender Party in accordance with such extension, increase or other modification.

     (c)  Transferees of Letters of Credit.  If any Letter of Credit provides
          --------------------------------
that it is transferable, LC Issuer shall have no duty to determine the proper identity of anyone appearing as transferee of such Letter of Credit, nor shall LC Issuer be charged with responsibility of any nature or character for the validity or correctness of any transfer or successive transfers, and payment by LC Issuer to any purported transferee or transferees as determined by LC Issuer is hereby authorized and approved, and Borrower releases each Lender Party from, and agrees to hold each Lender Party harmless and indemnified against, any liability or claim in connection with or arising out of the foregoing, WHICH INDEMNITY SHALL APPLY WHETHER OR NOT ANY SUCH LIABILITY OR CLAIM IS IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY Lender Party, provided only that no Lender Party shall be entitled to indemnification for that portion, if any, of any liability or claim which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.

      Section 2.16. LC Collateral.
                    -------------

     (a)  LC Obligations in Excess of Borrowing Base.  If, after the making of
          ------------------------------------------
all mandatory prepayments required under Section 2.8, the outstanding LC Obligations will exceed the Borrowing Base, then in addition to prepayment of the entire principal balance of the Loans Borrower will immediately pay to LC Issuer an amount equal to such excess. LC Issuer will hold such amount as security for the remaining LC Obligations (all such amounts held as security for LC Obligations being herein collectively called "LC Collateral") and the other
                                                 -------------
Obligations, and such collateral may be applied from time to time to any Matured LC Obligations or other Obligations which are due and payable. Neither this subsection nor the following subsection shall, however, limit or impair any rights which LC Issuer may have under any other document or agreement relating to any Letter of Credit, LC Collateral or LC Obligation, including any LC Application, or any rights which any Lender Party may have to otherwise apply any payments by Borrower and any LC Collateral under Section 3.1.

     (b)  Acceleration of LC Obligations.  If the Obligations or any part
          ------------------------------
thereof become immediately due and payable pursuant to Section 8.1 then, unless Majority Lenders otherwise specifically elect to the contrary (which election may thereafter be retracted by Majority Lenders at any time), all LC Obligations shall become immediately due and payable without regard to whether or not actual drawings or payments on the Letters of Credit have occurred, and Borrower shall be obligated to pay to LC Issuer immediately an amount equal to the aggregate LC Obligations which are then outstanding.

     (c)  Investment of LC Collateral.  Pending application thereof, all LC
          ---------------------------
Collateral shall be invested by LC Issuer in such Investments as LC Issuer may choose in its sole discretion. All interest on (and other proceeds of) such Investments shall be reinvested or applied to Matured LC Obligations or other Obligations which are due and payable. When all Obligations have been satisfied in full, including all LC Obligations, all Letters of Credit have expired or been terminated, and all of Borrower's reimbursement obligations in connection therewith have been satisfied in full, LC Issuer shall release any remaining LC Collateral. Borrower hereby assigns and grants to LC Issuer a continuing security interest in all LC Collateral paid by it to LC Issuer, all Investments purchased with such LC Collateral, and all proceeds thereof to secure its Matured LC Obligations and its Obligations under this Agreement, each Note, and the other Loan Documents, and Borrower agrees that such LC Collateral, Investments and proceeds shall be subject to all of the terms and conditions of the Security Documents. Borrower further agrees that LC Issuer shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of Texas with respect to such security interest and that an Event of Default under this Agreement shall constitute a default for purposes of such security interest.

     (d)  Payment of LC Collateral.  When Borrower is required to provide LC
          ------------------------
Collateral for any reason and fails to do so on the day when required, LC Issuer may without notice to Borrower or any other Restricted Person provide such LC Collateral (whether by application of proceeds of other Collateral, by transfers from other accounts maintained with LC Issuer, or otherwise) using any available funds of Borrower or any other Person also liable to make such payments. Any such amounts which are required to be provided as LC Collateral and which are not provided on the date required shall, for purposes of each Security Document, be considered past due Obligations owing hereunder, and LC Issuer is hereby authorized to exercise its respective rights under each Security Document to obtain such amounts.

                       ARTICLE III - Payments to Lenders
                                     -------------------

     Section 3.1.  General Procedures.  Borrower will make each payment which
                   ------------------
it owes under the Loan Documents to Agent for the account of the Lender Party to whom such payment is owed, in lawful money of the United States of America, without set-off, deduction or counterclaim, and in immediately available funds. Each such payment must be received by Agent not later than 11:00 a.m., Dallas, Texas time, on the date such payment becomes due and payable. Any payment received by Agent after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the place of payment of Agent's Note. When Agent collects or receives money on account of the Obligations, Agent shall distribute all money so collected or received, and each Lender Party shall apply all such money so distributed, as follows:

     (a) first, for the payment of all Obligations which are then due (and if such money is insufficient to pay all such Obligations, first to any reimbursements due Agent under Section 6.9 or 10.4 and then to the partial payment of all other Obligations then due in proportion to the amounts thereof, or as Lender Parties shall otherwise agree);

     (b) then for the prepayment of amounts owing under the Loan Documents (other than principal on the Notes) if so specified by Borrower;

     (c) then for the prepayment of principal on the Notes, together with accrued and unpaid interest on the principal so prepaid; and

     (d)  last, for the payment or prepayment of any other Obligations.

All payments applied to principal or interest on any Note shall be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and interest in compliance with Sections
2.7 and 2.8.  All distributions of amounts described in any of subsections (b),
(c) or (d) above shall be made by Agent pro rata to each Lender Party then owed Obligations described in such subsection in proportion to all amounts owed to all Lender Parties which are described in such subsection; provided that if any Lender then owes payments to

LC Issuer for the purchase of a participation under Section 2.13(c) or to Agent under Section 9.9, any amounts otherwise distributable under this section to such Lender shall be deemed to belong to LC Issuer, or Agent, respectively, to the extent of such unpaid payments, and Agent shall apply such amounts to make such unpaid payments rather than distribute such amounts to such Lender.

      Section 3.2.  Change of Applicable Lending Office.  Each Lender Party
                    -----------------------------------
agrees that, upon the occurrence of any event giving rise to the operation of Sections 3.4 through 3.9 with respect to such Lender Party, it will, if requested by Borrower, use reasonable efforts (subject to overall policy considerations of such Lender Party) to designate another Applicable Lending Office, provided that such designation is made on such terms that such Lender Party and its Applicable Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such section. Nothing in this section shall affect or postpone any of the obligations of Borrower or the rights of any Lender Party provided in Sections 3.4 through 3.9.

      Section 3.3.  Replacement of Lenders.  If any Lender Party seeks
                    ----------------------
reimbursement for increased costs under Sections 3.4 through 3.9, then within ninety days thereafter -- provided no Event of Default then exists -- Borrower shall have the right (unless such Lender Party withdraws its request for additional compensation) to replace such Lender Party by requiring such Lender Party to assign its Loans and Notes and its commitments hereunder to an Eligible Transferee reasonably acceptable to Agent and to Borrower, provided that: (a) all Obligations of Borrower owing to such Lender Party being replaced (including such increased costs, but excluding principal and accrued interest on the Notes being assigned) shall be paid in full to such Lender Party concurrently with such assignment, and (b) the replacement Eligible Transferee shall purchase the Note being assigned by paying to such Lender Party a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment Borrower, Agent, such Lender Party and the replacement Eligible Transferee shall otherwise comply with Section 10.6. Notwithstanding the foregoing rights of Borrower under this section, however, Borrower may not replace any Lender Party which seeks reimbursement for increased costs under Section 3.4 through 3.9 unless Borrower is at the same time replacing all Lender Parties which are then seeking such compensation.

      Section 3.4.  Increased Cost and Reduced Return.
                    ---------------------------------

     (a) If, after the date hereof, the adoption of any applicable Law, rule, or regulation, or any change in any applicable Law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender Party (or its Applicable Lending Office) with any request or directive (whether or not having the force of Law) of any such governmental authority, central bank, or comparable agency:

          (i) shall subject such Lender Party (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Loans, its Note, or its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to such Lender Party (or its Applicable Lending Office) under this Agreement or its Note in respect of any Eurodollar Loans (other than taxes imposed on the overall net income of such Lender Party by the jurisdiction in which such Lender Party has its principal office or such Applicable Lending Office);

          (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender Party (or its Applicable Lending Office), including the commitment of such Lender Party hereunder; or

          (iii) shall impose on such Lender Party (or its Applicable Lending Office) or the London interbank market any other condition affecting this Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender Party (or its Applicable Lending Office) of making, converting into, continuing, or maintaining any Eurodollar Loans or to reduce any sum received or receivable by such Lender Party (or its Applicable Lending Office) under this Agreement or its Notes with respect to any Eurodollar Loans, then Borrower shall pay to such Lender Party on demand such amount or amounts as will compensate such Lender Party for such increased cost or reduction. If any Lender Party requests compensation by Borrower under this Section 3.4(a), Borrower may, by notice to such Lender Party (with a copy to Agent), suspend the obligation of such Lender Party to make or continue Loans of the Type with respect to which such compensation is requested, or to convert Loans of any other Type into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect; provided that such suspension shall not affect the right of such
           --------
Lender Party to receive the compensation so requested.

     (b) If, after the date hereof, LC Issuer or any Lender Party shall have determined that the adoption of any applicable Law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of Law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender Party or any corporation controlling such Lender Party as a consequence the obligations of LC Issuer or such Lender Party hereunder to a level below that which such Lender Party or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrower shall pay to LC Issuer or such Lender Party such additional amount or amounts as will compensate LC Issuer or such Lender Party for such reduction, but only to the extent that such Lender Party has not been compensated therefor by any increase in the Adjusted Eurodollar Rate.

     (c) LC Issuer and each Lender Party shall promptly notify Borrower and Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle LC Issuer or such Lender Party to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender Party, be otherwise disadvantageous to it. LC Issuer or any Lender Party claiming compensation under this Section shall furnish to Borrower and Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, LC Issuer or such Lender Party shall act in good faith and may use any reasonable averaging and attribution methods.

      Section 3.5.  Limitation on Types of Loans.  If on or prior to the first
                    ----------------------------
day of any Interest Period for any Eurodollar Loan:

     (a) Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate, as the case may be, for such Interest Period; or

     (b) the Majority Lenders determine (which determination shall be conclusive) and notify Agent that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Loans or for such Interest Period;

then Agent shall give Borrower prompt notice thereof specifying the relevant amounts or periods, and so long as such condition remains in effect, the Lender Parties shall be under no obligation to make additional Loans, continue Eurodollar Loans or convert Base Rate Loans into Eurodollar Loans, and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or convert such Loans into Base Rate Loans in accordance with the terms of this Agreement.

      Section 3.6.  Illegality.  Notwithstanding any other provision of this
                    ----------
Agreement, in the event that it becomes unlawful for any Lender Party or its Applicable Lending Office to make, maintain, or fund Eurodollar Loans hereunder, then such Lender Party shall promptly notify Borrower thereof and such Lender Party's obligation to make or continue Eurodollar Loans and to convert Base Rate Loans into Eurodollar Loans shall be suspended until such time as such Lender Party may again make, maintain, and fund Eurodollar Loans (in which case the provisions of Section 1.5 shall be applicable).

      Section 3.7.  Treatment of Affected Loans.  If the obligation of any
                    ---------------------------
Lender Party to make a particular Type of Loan or to continue, or to convert Loans of any other Type into, Loans of a particular Type shall be suspended pursuant to Section 3.4, 3.5, or 3.6 hereof (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"),
        --------------                                         -------------
such Lender Party's Affected Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 3.4 hereof, on such earlier date as such Lender Party may specify to Borrower with a copy to Agent) and, unless and until such Lender Party gives notice as provided below that the circumstances specified in Section 3.4 or 3.5 hereof that gave rise to such Conversion no longer exist:

     (a) to the extent that such Lender Party's Affected Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender Party's Affected Loans shall be applied instead to its Base Rate Loans; and

     (b) all Loans that would otherwise be made or continued by such Lender Party as Loans of the Affected Type shall be made or continued instead as Base Rate Loans, and all Loans of such Lender Party that would otherwise be converted into Loans of the Affected Type shall be converted instead into (or shall remain as) Base Rate Loans.

If such Lender Party gives notice to Borrower (with a copy to Agent) that the circumstances specified in Section 3.4 or 3.5 hereof that gave rise to the Conversion of such Lender Party's Affected Loans pursuant to this Section 3.7 no longer exist (which such Lender Party agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lender Parties are outstanding, such Lender Party's Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Lender Parties holding Loans of the Affected Type and by such Lender Party are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their Percentage Shares of the Maximum Credit Amount.

      Section 3.8.  Compensation.  Upon the request of any Lender Party,
                    ------------
Borrower shall pay to such Lender Party such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender Party) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

     (a) any payment, prepayment, or Conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 8.2) on a date other than the last day of the Interest Period for such Loan;

     (b) any failure by Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Article IV to be satisfied) to borrow, convert, continue, or prepay a Eurodollar Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement; or

     (c)  the replacement of such Lender Party under Section 3.3.

      Section 3.9.  Taxes.
                    -----

     (a) Any and all payments by Borrower to or for the account of any Lender Party, Agent or LC Issuer hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party,
                                  ---------
taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the Laws of which such Lender Party (or its Applicable Lending Office) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If Borrower shall be required by Law to deduct any
                -----
Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender Party, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this section) such Lender Party receives an amount equal to the sum it would have received had no such deductions been made, (ii Borrower shall make such deductions, and (ii Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law.

     (b) In addition, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").
    -----------

     (c) Borrower agrees to indemnify each Lender Party, Agent and LC Issuer for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this section) paid by such Lender Party or Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

     (d) Each Lender Party organized under the Laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender Party listed on the signature pages hereof and on or prior to the date on which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter if requested in writing by Borrower or Agent (but only so long as such Lender Party remains lawfully able to do so), shall provide Borrower and Agent with a properly executed (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender Party is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (ii any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender Party is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

     (e) For any period with respect to which a Lender Party has failed to provide Borrower and Agent with the appropriate form pursuant to Section 3.9(d) (unless such failure is due to a change in treaty, Law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender Party shall not be entitled to indemnification under Section 3.9(a) or 3.9(b) with respect to Taxes imposed by the United States; provided, however,
                                                              --------  -------
that should a Lender Party, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

     (f) If Borrower is required to pay additional amounts to or for the account of any Lender Party pursuant to this Section, then such Lender Party will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender Party, is not otherwise disadvantageous to such Lender Party and in the event Lender Party is reimbursed for an amount paid by Borrower pursuant to this
Section 3.9, it shall promptly return such amount to Borrower.

     (g) Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Agent the original or a certified copy of a receipt evidencing such payment.

     (h) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this section shall survive the termination of the Commitment Period and the payment in full of the Notes.


                 ARTICLE IV - Conditions Precedent to Lending
                              -------------------------------

      Section 4.1.  Documents to be Delivered.  No Lender has any obligation to
                    -------------------------
make its first Loan, and LC Issuer has no obligation to issue the first Letter of Credit, unless Agent shall have received all of the following, at Agent's office in Dallas, Texas, duly executed and delivered and in form, substance and date satisfactory to Agent:

     (a) This Agreement and any other documents that Lenders are to execute in connection herewith.

     (b)  Each Note.

     (c)  Each Security Document listed in the Security Schedule.

     (d)  Certain certificates of Borrower including:

          (i) An "Omnibus Certificate" of the Secretary and of the Chairman of the Board or President of Borrower, which shall contain the names and signatures of the officers of Borrower authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (1) a copy of resolutions duly adopted by the Board of Directors of Borrower and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (2) a copy of the charter documents of Borrower and all amendments thereto, certified by the appropriate official of Borrower's state of organization, and (3) a copy of any bylaws of Borrower; and

          (ii) A "Compliance Certificate" of the Chairman of the Board or President and of the chief financial officer of Borrower, of even date with such Loan or such Letter of Credit, in which such officers certify to the satisfaction of the conditions set out in subsections (a), (b), (c) and (d) of Section 4.2.

     (e) Certificate (or certificates) of the due formation, valid existence and good standing of Borrower in its state of organization, issued by the appropriate authorities of such jurisdiction, and certificates of Borrower's good standing and due qualification to do business, issued by appropriate officials in any states in which Borrower owns property subject to Security Documents.

     (f) Documents similar to those specified in subsections (d)(i) and (e) of this section with respect to each Guarantor and the execution by it of its guaranty of Borrower's Obligations.

     (g) A favorable opinion of Barbara Schaller, general counsel of Borrower, substantially in the form set forth in Exhibit E.

     (h)  The Initial Financial Statements.

     (i) Certificates or binders evidencing Restricted Persons' insurance in effect on the date hereof.

     (j)  The Initial Engineering Report.

     (k) Title opinions in form, substance and authorship satisfactory to Agent, concerning the properties listed on Part A of Schedule 4.

     (l) Payment of all commitment, facility, agency, legal and other fees required to be paid to or on behalf of Agent or any Lender pursuant to any Loan Documents or any commitment agreement heretofore entered into.

      Section 4.2.  Additional Conditions Precedent.  No Lender has any
                    -------------------------------
obligation to make any Loan (including its first), and LC Issuer has no obligation to issue any Letter of Credit (including its first), unless the following conditions precedent have been satisfied:

     (a) All representations and warranties made by any Restricted Person in any Loan Document shall be true on and as of the date of such Loan or the date of issuance of such Letter of Credit (except to the extent that the facts upon which such representations are based have been changed by the extension of credit hereunder) as if such representations and warranties had been made as of the date of such Loan or the date of issuance of such Letter of Credit.

     (b) No Default shall exist at the date of such Loan or the date of issuance of such Letter of Credit.

     (c) No Material Adverse Change shall have occurred since the date of the audited annual Initial Financial Statements.

     (d) Each Restricted Person shall have performed and complied with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date of such Loan or the date of issuance of such Letter of Credit.

     (e) The making of such Loan or the issuance of such Letter of Credit shall not be prohibited by any Law and shall not subject any Lender or any LC Issuer to any penalty or other onerous condition under or pursuant to any such Law.

     (f) Agent shall have received all documents and instruments which Agent has then requested, in addition to those described in Section 4.1 (including opinions of legal counsel for Restricted Persons and Agent; corporate documents and records; documents evidencing governmental authorizations, consents, approvals, licenses and exemptions; and certificates of public officials and of officers and representatives of Borrower and other Persons), as to (i) the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in this Agreement and the other Loan Documents, (ii the satisfaction of all conditions contained herein or therein, and (ii all other matters pertaining hereto and thereto. All such additional documents and instruments shall be satisfactory to Agent in form, substance and date.

     (g) Borrower shall, prior to the making of the first Loan (or using the proceeds thereof), have deposited $27,500 with Thompson & Knight L.L.P., counsel for Agent, to be held by such counsel and applied toward payment of costs and expenses for recordation of the Security Documents and payment of mortgage taxes, as provided pursuant to Section 10.4(a). If such deposit exceeds the amount of such costs and expenses, the excess shall be returned to Borrower. If such deposit is less than such costs and expenses, the deficit shall be paid by Borrower pursuant to Section 10.4(a).


                  ARTICLE V - Representations and Warranties
                              ------------------------------

     To confirm each Lender's understanding concerning Restricted Persons and Restricted Persons' businesses, properties and obligations and to induce each Lender to enter into this Agreement and to extend credit hereunder, Borrower represents and warrants to each Lender that:

      Section 5.1.  No Default.  No event has occurred and is continuing which
                    ----------
constitutes a Default.

      Section 5.2.  Organization and Good Standing.  Each Restricted Person is
                    ------------------------------
duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby.
Each Restricted Person is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary. Each Restricted Person has taken all actions and procedures customarily taken in order to enter, for the purpose of conducting business or owning property, each jurisdiction outside the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such actions and procedures desirable.

      Section 5.3.  Authorization.  Each Restricted Person has duly taken all
                    -------------
action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrower is duly authorized to borrow funds hereunder.

      Section 5.4.  No Conflicts or Consents.  The execution and delivery by the
                    ------------------------
various Restricted Persons of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not (a) conflict with any provision of (i) any Law, (ii the organizational documents of any Restricted Person, or (ii any agreement, judgment, license, order or permit applicable to or binding upon any Restricted Person; (b) result in the acceleration of any Indebtedness owed by any Restricted Person; or (c) result in or require the creation of any Lien upon any assets or properties of any Restricted Person except as expressly contemplated or permitted in the Loan Documents. Except as expressly contemplated in the Loan Documents no consent, approval, authorization or order of, and no notice to or filing with, any Tribunal or third party is required in connection with the execution, delivery or performance by any Restricted Person of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

      Section 5.5.  Enforceable Obligations.  This Agreement is, and the other
                    -----------------------
Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of each Restricted Person which is a party hereto or thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors' rights.

      Section 5.6.  Initial Financial Statements.  Borrower has heretofore
                    ----------------------------
delivered to each Lender true, correct and complete copies of the Initial Financial Statements. The Initial Financial Statements fairly present Borrower's Consolidated financial position at the respective dates thereof and the Consolidated results of Borrower's operations and Borrower's Consolidated cash flows for the respective periods thereof. Since the date of the audited annual Initial Financial Statements no Material Adverse Change has occurred, except as reflected in Section 5.6 of the Disclosure Schedule. All Initial Financial Statements were prepared in accordance with GAAP.

      Section 5.7.  Other Obligations and Restrictions.  No Restricted Person
                    ----------------------------------
has any outstanding Liabilities of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which are, in the aggregate, material to Borrower or material with respect to Borrower's Consolidated financial condition and not shown in the Initial Financial Statements or disclosed in Section 5.7 of the Disclosure Schedule or a Disclosure Report. Except as shown in the Initial Financial Statements or disclosed in Section 5.7 of the Disclosure Schedule or a Disclosure Report, no Restricted Person is subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which could cause a Material Adverse Change.

      Section 5.8.  Full Disclosure.  No certificate, statement or other
                    ---------------
information delivered herewith or heretofore by any Restricted Person to any Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to any Restricted Person (other than industry-wide risks normally associated with the types of businesses conducted by Restricted Persons) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. There is no fact known to any Restricted Person (other than industry-wide risks normally associated with the types of businesses conducted by Restricted Persons) that has not been disclosed to each Lender in writing which could cause a Material Adverse Change. There are no statements or conclusions in any Engineering Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that each Engineering Report is necessarily based upon professional opinions, estimates and projections and that Borrower does not warrant that such opinions, estimates and projections will ultimately prove to have been accurate. Borrower has heretofore delivered to each Lender true, correct and complete copies of the Initial Engineering Report.

      Section 5.9.  Litigation.  Except as disclosed in the Initial Financial
                    ----------
Statements or in Section 5.9 of the Disclosure Schedule: (a) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of any Restricted Person threatened, against any Restricted Person before any Tribunal which could cause a Material Adverse Change, and (b) there are no outstanding judgments, injunctions, writs, rulings or orders by any such Tribunal against any Restricted Person or any Restricted Person's stockholders, partners, directors or officers which could cause a Material Adverse Change.

      Section 5.10. Labor Disputes and Acts of God.  Except as disclosed in
                    ------------------------------
Section 5.10 of the Disclosure Schedule or a Disclosure Report, neither the business nor the properties of any Restricted Person has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which could cause a Material Adverse Change.

      Section 5.11. ERISA Plans and Liabilities.  All currently existing ERISA
                    ---------------------------
Plans are listed in Section 5.11 of the Disclosure Schedule or a Disclosure Report. Except as disclosed in the Initial Financial Statements or in Section
5.11 of the Disclosure Schedule or a Disclosure Report, no Termination Event has occurred with respect to any ERISA Plan and all ERISA Affiliates are in compliance with ERISA in all material respects. No ERISA Affiliate is required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in Section 4001 of ERISA. Except as set forth in Section 5.11 of the Disclosure Schedule or a Disclosure Report:
(a) no "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code) exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, and (b) the current value of each ERISA Plan's benefits does not exceed the current value of such ERISA Plan's assets available for the payment of such benefits by more than $500,000.

      Section 5.12. Environmental and Other Laws.  Except as disclosed in
                    ----------------------------
Section 5.12 of the Disclosure Schedule or a Disclosure Report: (a) Restricted Persons are conducting their businesses in material compliance with all applicable Laws, including Environmental Laws, and have and are in compliance with all licenses and permits required under any such Laws; (b) none of the operations or properties of any Restricted Person is the subject of federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release of any Hazardous Materials into the environment or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Materials; (c) no Restricted Person (and to the best knowledge of Borrower, no other Person) has filed any notice under any Law indicating that any Restricted Person is responsible within the last five years for the improper release into the environment, or the improper storage or disposal, of any material amount of any Hazardous Materials or that any Hazardous Materials have been improperly released, or are improperly stored or disposed of, upon any property of any Restricted Person within the last five years; (d) no Restricted Person has transported or arranged for the transportation of any Hazardous Material to any location which is (i) listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, listed for possible inclusion on such National Priorities List by the Environmental Protection Agency in its Comprehensive Environmental Response, Compensation and Liability Information System List, or listed on any similar state list or (ii the subject of federal, state or local enforcement actions or other investigations which may lead to claims against any Restricted Person for clean-up costs, remedial work, damages to natural resources or for personal injury claims (whether under Environmental Laws or otherwise); and (e) no Restricted Person otherwise has any known material contingent liability under any Environmental Laws or in connection with the release into the environment, or the storage or disposal, of any Hazardous Materials.

      Section 5.13. Names and Places of Business.  No Restricted Person has,
                    ----------------------------
during the preceding five years, had, been known by, or used any other trade or fictitious name, except as disclosed in Section 5.13 of the Disclosure Schedule. Except as otherwise indicated in Section 5.13 of the Disclosure Schedule or a Disclosure Report, the chief executive office and principal place of business of each Restricted Person are (and for the preceding five years have been) located at the address of Borrower set out on the signature pages hereto. Except as indicated in Section 5.13 of the Disclosure Schedule or a Disclosure Report, no Restricted Person has any other office or place of business.

      Section 5.14. Borrower's Subsidiaries.  Borrower does not presently have
                    -----------------------
any Subsidiary or own any stock in any other corporation or association except in Brock and in those listed in Section 5.14 of the Disclosure Schedule or a Disclosure Report. Neither Borrower nor any Restricted Person is a member of any general or limited partnership, joint venture or association of any type whatsoever except those listed in Section 5.14 of the Disclosure Schedule or a Disclosure Report and associations, joint ventures or other relationships (a) which are established pursuant to a standard form operating agreement or similar agreement or which are partnerships for purposes of federal income taxation only, (b) which are not corporations or partnerships (or subject to the Uniform Partnership Act) under applicable state Law, and (c) whose businesses are
                                             ---
limited to the exploration, development and operation of oil, gas or mineral properties and interests owned directly by the parties in such associations, joint ventures or relationships. Except as otherwise revealed in a Disclosure Report, Borrower owns, directly or indirectly, the equity interest in each of its Subsidiaries which is indicated in Section 5.14 of the Disclosure Schedule. Borrower owns one hundred percent (100%) of the issued and outstanding capital stock of Brock.

      Section 5.15. Title to Properties; Licenses.  The Restricted Persons'
                    -----------------------------
representations and warranties regarding title to the Mortgaged Properties owned by it are set forth in the Security Documents. With respect to all other material assets and properties owned by the Restricted Persons, Borrower hereby represents and warrants that each Restricted Person has good and defensible title to all such properties and assets, free and clear of all Liens other than Permitted Liens and of all impediments to the use of such properties and assets in such Restricted Person's business, except that no representation or warranty is made with respect to any oil, gas or mineral property or interest to which no proved oil or gas reserves are properly attributed. All information contained in the Initial Engineering Reports is true and correct in all material respects as of the date thereof and as of the date of the first Loan hereunder. Each Restricted Person possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, and other intellectual property (or otherwise possesses the right to use such intellectual property without violation of the rights of any other Person) which are necessary to carry out its business as presently conducted and as presently proposed to be conducted hereafter, and no Restricted Person is in violation in any material respect of the terms under which it possesses such intellectual property or the right to use such intellectual property.

      Section 5.16. Government Regulation.  Neither Borrower nor any other
                    ---------------------
Restricted Person owing Obligations is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other Law which regulates the incurring by such Person of Indebtedness, including Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

      Section 5.17. Insider.  No Restricted Person, nor any Person having
                    -------
"control" (as that term is defined in 12 U.S.C. (S) 375b(9) or in regulations promulgated pursuant thereto) of any Restricted Person, is a "director" or an "executive officer" or "principal shareholder" (as those terms are defined in 12 U.S.C. (S) 375b(8) or (9) or in regulations promulgated pursuant thereto) of any Lender, of a bank holding company of which any Lender is a Subsidiary or of any Subsidiary of a bank holding company of which any Lender is a Subsidiary.

      Section 5.18. Solvency.  Upon giving effect to the issuance of the Notes,
                    --------
the execution of the Loan Documents by Restricted Persons to the extent a party thereto, and the consummation of the transactions contemplated hereby, each Restricted Person will be solvent (as such term is used in applicable bankruptcy, liquidation, receivership, insolvency or similar Laws).

      Section 5.19. Year 2000 Compliance.  Borrower has conducted an assessment
                    --------------------
identifying date-sensitive software applications used by Restricted Persons to record, process, and track information that could fail, create erroneous results, or could be adversely affected by the "Year 2000 Problem" (that is, the risk that date-sensitive software applications used by Restricted Persons may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999). Borrower reasonably believes that all computer applications (including those of Restricted Persons' suppliers and vendors) that are material to any of Restricted Persons' business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure
                      -------------------
to do so could not reasonably be expected to materially and adversely affect Restricted Persons on a Consolidated basis.

      Section 5.20. Mortgaged Properties.  The Mortgaged Properties constitute
                    --------------------
at least eighty percent (80%) of the total value of the oil and gas properties of Restricted Persons.


                ARTICLE VI - Affirmative Covenants of Borrower
                             ---------------------------------

     To conform with the terms and conditions under which each Lender is willing to have credit outstanding to Borrower, and to induce each Lender to enter into this Agreement and extend credit hereunder, Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise:

      Section 6.1.  Payment and Performance.  Borrower will pay all amounts due
                    -----------------------
under the Loan Documents in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in the Loan Documents. Borrower will cause each other Restricted Person to observe, perform and comply with every such term, covenant and condition in any Loan Document.

      Section 6.2.  Books, Financial Statements and Reports.  Each Restricted
                    ---------------------------------------
Person will at all times maintain full and accurate books of account and records. Borrower will maintain and will cause its Subsidiaries to maintain a standard system of accounting, will maintain its Fiscal Year, and will furnish the following statements and reports to each Lender Party at Borrower's expense:

     (a) As soon as available, and in any event within one hundred (100) days after the end of each Fiscal Year, complete Consolidated financial statements of Borrower together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an unqualified opinion, based on an audit using generally accepted auditing standards, by Arthur Andersen LLP, or other independent certified public accountants selected by Borrower and acceptable to Majority Lenders, stating that such Consolidated financial statements have been so prepared. These financial statements shall contain a Consolidated balance sheet as of the end of such Fiscal Year and Consolidated statements of earnings, of cash flows, and of changes in owners' equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year. In addition, within one hundred (100) days after the end of each Fiscal Year Borrower will furnish a report signed by such accountants (i) stating that they have read this Agreement, (ii containing calculations showing compliance (or non-compliance) at the end of such Fiscal Year with the requirements of Sections 7.11 and 7.12, and (ii further stating that in making their examination and reporting on the Consolidated financial statements described above they did not conclude that any Default existed at the end of such Fiscal Year or at the time of their report, or, if they did conclude that a Default existed, specifying its nature and period of existence.

     (b) As soon as available, and in any event within fifty-five (55) days after the end of each Fiscal Quarter, Borrower's Consolidated balance sheet as of the end of such Fiscal Quarter and Consolidated statements of Borrower's earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments. In addition Borrower will, together with each such set of financial statements and each set of financial statements furnished under subsection (a) of this section, furnish a certificate in the form of Exhibit D signed by the chief financial officer of Borrower stating that such financial statements are accurate and complete (subject to normal year-end adjustments), stating that he has reviewed the Loan Documents, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Quarter with the requirements of Sections 7.11 and 7.12 and stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default.

     (c) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by any Restricted Person to its stockholders and all registration statements, periodic reports and other statements and schedules filed by any Restricted Person with any securities exchange, the Securities and Exchange Commission or any similar governmental authority.

     (d) By April 1 of each year, an Engineering Report prepared as of the preceding January 1, by petroleum engineers who are employees of Borrower and audited by Ryder Scott Company, or other independent petroleum engineers chosen by Borrower and acceptable to Majority Lenders, concerning all oil and gas properties and interests owned by any Restricted Person which are located in or offshore of the United States and which have attributable to them proved oil or gas reserves. This report shall be in form and substance satisfactory to Agent, shall contain sufficient information to enable Borrower to meet the reporting requirements concerning oil and gas reserves contained in Regulations S-K and S-X promulgated by the Securities and Exchange Commission, shall take into account any "over-produced" status under gas balancing arrangements, and shall contain information and analysis comparable in scope to that contained in the Initial Engineering Report. This report shall distinguish (or shall be delivered together with a certificate from an appropriate officer of Borrower which distinguishes) those properties treated in the report which are Collateral from those properties treated in the report which are not Collateral.

     (e) By October 1 of each year, and promptly following notice of an additional Borrowing Base redetermination under Section 2.10(a), an Engineering Report prepared as of the preceding July 1 (or the first day of the preceding calendar month in the case of an additional redetermination) by petroleum engineers who are employees of Borrower together with an accompanying report on property sales, property purchases and changes in categories, both in the same form and scope as the reports in (d) above.

     (f) With the delivery of each Engineering Report, Borrower shall provide to Agent a certificate from the president or chief financial officer of Borrower in the form of Exhibit H certifying that, to the best of his knowledge and in all material respects: (i) the information contained in such Engineering Report and any other information delivered in connection therewith is true and correct,
(ii) each Restricted Person owns good and defensible title to the oil and gas properties and other assets evaluated in such Engineering Report (herein called the "Covered Properties") and are free of all Liens except for Permitted Liens,
     ------------------
(iii) none of the Covered Properties has been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of such properties sold and in such detail as reasonably required by Agent, and (iv) oil and gas properties which comprise at least eighty percent (80%) of the total value of the oil and gas properties which are included within the Covered Properties and which are owned either directly by any Restricted Person or by partnerships in which any Restricted Person has an interest are part of the Mortgaged Properties (either by virtue of a mortgage on the oil and gas properties or a security interest encumbering the interests owned by such Restricted Person in such partnerships).

      Section 6.3.  Other Information and Inspections.  Each Restricted Person
                    ---------------------------------
will furnish to each Lender any information which Agent may from time to time request concerning any covenant, provision, representation or condition of the Loan Documents or any matter in connection with Restricted Persons' businesses, properties, financial condition and operations and statements and schedules identifying and describing the Collateral and all other reports and information requested in connection with the Collateral, all in reasonable detail. Each Restricted Person will permit representatives appointed by Agent (including independent accountants, auditors, agents, attorneys, appraisers and any other Persons) to visit and inspect during normal business hours any of such Restricted Person's property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and each Restricted Person shall permit Agent or its representatives to investigate and verify the accuracy of the information furnished to Agent or any Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives. Each Restricted Person will keep adequate records concerning the Collateral.

      Section 6.4.  Notice of Material Events and Change of Address.  Borrower
                    -----------------------------------------------
will promptly notify each Lender in writing, stating that such notice is being given pursuant to this Agreement, of:

     (a)  occurrence of any Material Adverse Change,

     (b)  the occurrence of any Default,

     (c) the acceleration of the maturity of any Indebtedness owed by any Restricted Person or of any default by any Restricted Person under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default could cause a Material Adverse Change,

     (d)  the occurrence of any Termination Event,

     (e) any claim of $500,000 or more, any notice of potential liability under any Environmental Laws which might exceed such amount, or any other material adverse claim asserted against any Restricted Person or with respect to any Restricted Person's properties, and

     (f) the filing of any suit or proceeding against any Restricted Person in which an adverse decision could cause a Material Adverse Change.

Upon the occurrence of any of the foregoing Restricted Persons will take all necessary or appropriate steps to remedy promptly any such Material Adverse Change, Default, acceleration, default or Termination Event, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. Borrower will also notify Agent and Agent's counsel in writing at least twenty Business Days prior to the date that any Restricted Person changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records concerning the Collateral, furnishing with such notice any necessary financing statement amendments or requesting Agent and its counsel to prepare the same.

      Section 6.5.  Maintenance of Properties.  Each Restricted Person will
                    -------------------------
maintain, preserve, protect, and keep all Collateral and all other property used or useful in the conduct of its business in good condition (normal wear and tear excepted) and in compliance with all applicable Laws, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times.

      Section 6.6.  Maintenance of Existence and Qualifications.  Each
                    -------------------------------------------
Restricted Person will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable Law, except where the failure so to qualify will not cause a Material Adverse Change.

      Section 6.7.  Payment of Trade Liabilities, Taxes, etc.  Each Restricted
                    -----------------------------------------
Person will (a) timely file all required tax returns; (b) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; (c) within ninety (90) days past the original invoice billing date therefor pay all Liabilities owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (d) pay and discharge when due all other Liabilities now or hereafter owed by it; and (e) maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP. Each Restricted Person may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings and has set aside on its books adequate reserves therefor.

      Section 6.8.  Insurance.
                    ---------

     (a) Each Restricted Person shall at all times maintain (at its own expense) insurance for its property in accordance with the Insurance Schedule and insurance with respect to all Collateral which constitutes goods in such amounts, against such risks, in such form and which such financially sound and reputable insurers as shall be satisfactory to Agent from time to time. Upon demand by Agent any insurance policies covering Collateral shall be endorsed (a) to provide for payment of losses to Agent as its interests may appear, and (b) to provide that such policies may not be canceled or reduced or affected in any material manner for any reason without fifteen days prior notice to Agent, and
(c) to provide for any other matters specified in any applicable Security Document or which Agent may reasonably require; provided that Borrower shall self insure against fire, casualty, and other hazards normally insured against. Each Restricted Person shall at all times maintain insurance against its liability for injury to persons or property in accordance with the Insurance Schedule, which insurance shall be by financially sound and reputable insurers. Without limiting the foregoing, each Restricted Person shall at all time maintain liability insurance in accordance with Insurance Schedule.

     (b) Each insurance policy of Restricted Persons shall be indorsed to provide for all losses to be paid on behalf of Agent (for the benefit of Lenders) and Restricted Persons as their respective interests may appear. Each such policy shall in addition (i) name the appropriate Restricted Person and Agent as insured parties thereunder (without any representation or warranty by or obligation upon Agent) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to Agent notwithstanding any action, inaction or breach of representation or warranty by such Restricted Person, (iii) provide that there shall be no recourse against Agent for payment of premiums or other amounts with respect thereto and (iv) provide that at least thirty (30) days prior written notice of cancellation or of lapse shall be given to Agent by the insurer. Each Restricted Person will, if so requested by Agent, deliver to Agent original or duplicate policies of such insurance and, as often as Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. Each Restricted Person will also, at the request of Agent, duly execute and deliver instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment.

     (c) Reimbursement under any liability insurance maintained by Restricted Persons pursuant to this Section 6.8 may be paid directly to the Person who has incurred the liability covered by such insurance. With respect to any loss involving damage to Collateral which constitutes goods as to which subsection (d) of this Section
6.8 is not applicable, each Restricted Person will make or cause to be made the necessary repairs to or replacements of such Collateral, and any proceeds of insurance maintained by each Restricted Person pursuant to this Section 6.8 shall be paid to such Restricted Person by Agent as reimbursement for the costs of such repairs or replacements as such repairs or replacements are made or acquired.

     (d) Upon the occurrence and during the continuance of an Event of Default, all insurance payments in respect of such Collateral shall be paid to Agent and applied as specified in Section 4.3 of the Security Agreement.

      Section 6.9.  Performance on Borrower's Behalf.  If any Restricted Person
                    --------------------------------
fails to pay any taxes, insurance premiums, expenses, attorneys' fees or other amounts it is required to pay under any Loan Document, Agent may pay the same. Borrower shall immediately reimburse Agent for any such payments and each amount paid by Agent shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by Agent.

      Section 6.10. Interest.  Borrower hereby promises to each Lender Party to
                    --------
pay interest at the Default Rate applicable to Base Rate Loans on all Obligations (including Obligations to pay fees or to reimburse or indemnify any Lender) which Borrower has in this Agreement promised to pay to such Lender Party and which are not paid when due. Such interest shall accrue from the date such Obligations become due until they are paid.

      Section 6.11. Compliance with Agreements and Law.  Each Restricted Person
                    ----------------------------------
will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound. Each Restricted Person will conduct its business and affairs in compliance with all Laws applicable thereto.

      Section 6.12. Environmental Matters; Environmental Reviews.
                    --------------------------------------------

     (a) Each Restricted Person will comply in all material respects with all Environmental Laws now or hereafter applicable to such Restricted Person, as well as all contractual obligations and agreements with respect to environmental remediation or other environmental matters, and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect. Borrower will take all reasonable action available to it to prevent the disposal or other release of any Hazardous Materials at, into, upon or under the Mortgaged Properties (except such use, and temporary storage in anticipation of use, as is required in the ordinary course of business, all while in compliance with Environmental Laws).

     (b) Borrower will promptly furnish to Agent all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by Borrower, or of which it has notice, pending or threatened against any Restricted Person, by any governmental authority with respect to any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations in connection with its ownership or use of its properties or the operation of its business which involve a potential liability or claim in excess of $200,000.

     (c) Borrower will promptly furnish to Agent all requests for information, notices of claim, demand letters, and other notifications, received by Borrower in connection with each Restricted Person's ownership or use of its properties or the conduct of its business, relating to potential responsibility with respect to any investigation or clean-up of Hazardous Material at any location which involve a potential liability or claim in excess of $200,000.

     (d) Upon Agent's request during the existence of an Event of Default, Borrower will provide at Borrower's sole expense an inspection or audit of the Mortgaged Properties from an engineering or consulting firm approved by Agent, indicating the presence or absence of Hazardous Materials on the Mortgaged Properties and compliance with Environmental Laws.

      Section 6.13. Evidence of Compliance.  Each Restricted Person will furnish
                    ----------------------
to each Lender at such Restricted Person's or Borrower's expense all evidence which Agent from time to time reasonably requests in writing as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

      Section 6.14. Agreement to Deliver Security Documents.  Borrower agrees to
                    ---------------------------------------
deliver and to cause each other Restricted Person to deliver, to further secure the Obligations whenever requested by Agent in its sole and absolute discretion, deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other Security Documents in form and substance satisfactory to Agent for the purpose of granting, confirming, and perfecting first and prior liens or security interests in any real or personal property which is at such time Collateral or which was intended to be Collateral pursuant to any Security Document previously executed and not then released by Agent. Borrower also agrees to deliver, whenever reasonably requested by Agent in its sole and absolute discretion, favorable title opinions from legal counsel acceptable to Agent with respect to any Restricted Person's properties and interests designated by Agent, based upon abstract or record examinations to dates acceptable to Agent and (a) stating that such Restricted Person has good and defensible title to such properties and interests, free and clear of all Liens other than Permitted Liens, (b) confirming that such properties and interests are subject to Security Documents securing the Obligations that constitute and create legal, valid and duly perfected first deed of trust or mortgage liens in such properties and interests and first priority assignments of and security interests in the oil and gas attributable to such properties and interests and the proceeds thereof, and (c) covering such other matters as Agent may reasonably request. Borrower will deliver title opinions in form, substance and authorship satisfactory to Agent concerning the properties listed on Part B of
Schedule 4 on or before December 31, 1999. On or before April 1, 2000, Borrower will deliver to Agent such supplemental and curative materials as Agent shall reasonably request with respect to the title opinions referenced in Section 4.1(k) and the title opinions referenced in the immediately preceding sentence. Notwithstanding the foregoing, if any request by Agent for the aforementioned supplemental and curative materials for any particular property or properties is delivered to Borrower less than 75 days prior to April 1, 2000, then the deadline for the delivery by Borrower of such supplemental and curative materials for such property or properties to Agent shall be extended so that Borrower shall have 75 days from the receipt of such request from Agent to deliver such supplemental and curative materials to Agent.

      Section 6.15. Perfection and Protection of Security Interests and Liens.
                    ---------------------------------------------------------
Borrower will from time to time deliver, and will cause each other Restricted Person from time to time to deliver, to Agent any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by Restricted Persons in form and substance satisfactory to Agent, which Agent requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Obligations.

      Section 6.16. Bank Accounts; Offset.  To secure the repayment of the
                    ---------------------
Obligations Borrower hereby grants to each Lender a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of any Lender at common Law, under the Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of Borrower now or hereafter held or received by or in transit to any Lender from or for the account of Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of Borrower with any Lender, and
(c) any other credits and claims of Borrower at any time existing against any Lender, including claims under certificates of deposit. At any time and from time to time after the occurrence of any Default, each Lender is hereby authorized to foreclose upon, or to offset against the Obligations then due and payable (in either case without notice to Borrower), any and all items hereinabove referred to. The remedies of foreclosure and offset are separate and cumulative, and either may be exercised independently of the other without regard to procedures or restrictions applicable to the other.

      Section 6.17. Guaranties of Borrower's Subsidiaries.  Each Subsidiary of
                    -------------------------------------
Borrower now existing or created, acquired or coming into existence after the date hereof shall, promptly upon request by Agent, execute and deliver to Agent an absolute and unconditional guaranty of the timely repayment of the Obligations and the due and punctual performance of the obligations of Borrower hereunder, which guaranty shall be satisfactory to Agent in form and substance. Each Subsidiary of Borrower existing on the date hereof shall duly execute and deliver such a guaranty prior to the making of any Loan hereunder. Borrower will cause each of its Subsidiaries to deliver to Agent, simultaneously with its delivery of such a guaranty, written evidence satisfactory to Agent and its counsel that such Subsidiary has taken all corporate or partnership action necessary to duly approve and authorize its execution, delivery and performance of such guaranty and any other documents which it is required to execute.

      Section 6.18. Production Proceeds.  Notwithstanding that, by the terms of
                    -------------------
the various Security Documents, Restricted Persons are and will be assigning to Agent and Lenders all of the "Production Proceeds" (as defined therein) accruing to the property covered thereby, so long as no

Default has occurred Restricted Persons may continue to receive from the purchasers of production all such Production Proceeds, subject, however, to the Liens created under the Security Documents, which Liens are hereby affirmed and ratified. At the written request of Borrower Agent shall prepare a letter to a purchaser of production confirming the foregoing. Upon the occurrence of a Default, Agent and Lenders may exercise all rights and remedies granted under the Security Documents, including the right to obtain possession of all Production Proceeds then held by Restricted Persons or to receive directly from the purchasers of production all other Production Proceeds. In no case shall any failure, whether purposed or inadvertent, by Agent or Lenders to collect directly any such Production Proceeds constitute in any way a waiver, remission or release of any of their rights under the Security Documents, nor shall any release of any Production Proceeds by Agent or Lenders to Restricted Persons constitute a waiver, remission, or release of any other Production Proceeds or of any rights of Agent or Lenders to collect other Production Proceeds thereafter.

      Section 6.19. Year 2000 Compliance.  Borrower will promptly notify Agent
                    --------------------
in the event Borrower discovers or determines that any computer application (including those of its suppliers and vendors) that is material to any of Restricted Persons' business and operations will not be Year 2000 compliant (as defined in Section 5.19) on a timely basis, except to the extent that such failure would not present a material probability of causing a Material Adverse Change.

      Section 6.20. Maintenance of Liens on Eighty Percent of Properties.  The
                    ----------------------------------------------------
Mortgaged Properties shall constitute at least eighty percent (80%) of the total value of the oil and gas properties of Restricted Persons. Within thirty (30) days following each Determination Date, Restricted Persons will execute and deliver documentation in form and substance satisfactory to Agent, granting to Agent first perfected Liens on and in oil and gas properties that are not then part of the Mortgaged Properties, sufficient to cause the Mortgaged Properties to constitute eighty percent (80%) of the total value of the oil and gas properties directly owned by Restricted Persons and partnership interests that are not then part of the Mortgaged Properties, sufficient to cause the Mortgaged Properties to constitute eighty percent (80%) of the total value of the oil and gas properties directly owned by Restricted Persons and the oil and gas properties interests held by partnerships in which any Restricted Person owns an interest. In addition, Borrower will furnish to Agent title due diligence in form and substance satisfactory to Agent and will furnish all other documents and information relating to such properties as Agent may reasonably request.


                 ARTICLE VII - Negative Covenants of Borrower
                               ------------------------------

     To conform with the terms and conditions under which each Lender is willing to have credit outstanding to Borrower, and to induce each Lender to enter into this Agreement and make the Loans, Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise:

      Section 7.1.  Indebtedness.  No Restricted Person will in any manner owe
                    ------------
or be liable for Indebtedness except:

     (a)  the Obligations.

     (b) Indebtedness arising under Hedging Contracts permitted under Section 7.3; and

     (c) miscellaneous items of Indebtedness not described in subsections (a) and (b) which do not in the aggregate (taking into account all such Indebtedness of all Restricted Persons) exceed $1,000,000 at any one time outstanding.

      Section 7.2.  Limitation on Liens.  Except for Permitted Liens, no
                    -------------------
Restricted Person will create, assume or permit to exist any Lien upon any of the properties or assets which it now owns or hereafter acquires.

      Section 7.3.  Hedging Contracts.  No Restricted Person will be a party to
                    -----------------
or in any manner be liable on any Hedging Contract except:

     (a) contracts entered into with the purpose and effect of fixing prices on oil or gas expected to be produced by Restricted Persons, provided that at all times: (i) no such contract fixes a price for a term of more than twelve (12) months; (ii the aggregate monthly production covered by all such contracts (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to Agent) for any single month does not in the aggregate exceed seventy-five percent (75%) of Restricted Persons' aggregate Projected Oil and Gas Production anticipated to be sold in the ordinary course of Restricted Persons' businesses for such month, (ii no such contract requires any Restricted Person to put up money, assets, letters of credit or other security against the event of its nonperformance prior to actual default by such Restricted Person in performing its obligations thereunder, and (iv each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Lender or one of its Affiliates) at the time the contract is made has long-term obligations rated AA or Aa2 or better, respectively, by either Rating Agency or is an investment grade-rated industry participant. As used in this subsection, the term "Projected Oil and
                                                             -----------------
Gas Production" means the projected production of oil or gas (measured by volume
--------------
unit or BTU equivalent, not sales price) for the term of the contracts or a particular month, as applicable, from properties and interests owned by any Restricted Person which are located in or offshore of the United States and which have attributable to them proved oil or gas reserves, as such production is projected in the most recent report delivered pursuant to Section 6.2(e) or 6.2(f), after deducting projected production from any properties or interests sold or under contract for sale that had been included in such report and after adding projected production from any properties or interests that had not been reflected in such report but that are reflected in a separate or supplemental reports meeting the requirements of such Section 6.2(e) or 6.2(f) above and otherwise are satisfactory to Agent; and

     (b) contracts entered into by a Restricted Person with the purpose and effect of fixing interest rates on a principal amount of indebtedness of such Restricted Person that is accruing interest at a variable rate in accordance with Borrower's hedging policy which has been approved by Majority Lenders.

      Section 7.4.  Limitation on Mergers, Issuances of Securities.  No
                    ----------------------------------------------
Restricted Person will merge or consolidate with or into any other Person except that any Subsidiary of Borrower may be merged into or consolidated with (a) another Subsidiary of Borrower, so long as a Guarantor is the surviving business entity, or (b) Borrower, so long as Borrower is the surviving business entity, and, in either case, provided that Borrower (i) has given Agent at least thirty
(30) days prior written notice of such merger or consolidation, and (ii) such surviving Person executes and delivers to Agent all documents and instruments as may be requested by Agent to protect Lenders' rights under the Loan Documents. Borrower will not issue any securities other than shares of its common stock and any options or warrants giving the holders thereof only the right to acquire such shares. No Subsidiary of Borrower will issue any additional shares of its capital stock or other securities or any options, warrants or other rights to acquire such additional shares or other securities except to Borrower and only to the extent not otherwise forbidden under the terms hereof. No Subsidiary of Borrower which is a partnership will allow any diminution of Borrower's interest (direct or indirect) therein.

      Section 7.5.  Limitation on Sales of Property.  No Restricted Person will
                    -------------------------------
sell, transfer, lease, exchange, alienate or dispose of any of its material assets or properties or any material interest therein, or discount, sell, pledge or assign any notes payable to it, accounts receivable or future income, except, to the extent not otherwise forbidden under the Security Documents:

     (a) equipment which is worthless or obsolete or which is replaced by equipment of equal suitability and value;

     (b) inventory (including oil and gas sold as produced and seismic data) which is sold in the ordinary course of business on ordinary trade terms;

     (c) interests in oil and gas properties, or portions thereof, to which no proved reserves of oil, gas or other liquid or gaseous hydrocarbons are properly attributed and which are not included in any Engineering Report; and

     (d) sales by Borrower or its Subsidiaries, during any period from one Determination Date to the next succeeding Determination Date, of oil and gas properties included in any Engineering Report, whether producing or non-producing, and related equipment (including without limitation any property constituting Collateral) provided that:

          (i) the Aggregate Value of such properties can be determined as of the time of sale by reference to the Engineering Report (or supplement thereto) then most recently furnished to Agent;

          (ii) such properties are sold for fair consideration in arms'-length transactions to parties that are not Affiliates of Borrower;

          (iii) the sale of such properties will not materially impair or diminish Borrower's Consolidated financial condition, business or operations;

          (iv)   no Default or Event of Default exists;

          (v) Borrower provides to Agent prior written notice of any single proposed sale affecting oil and gas properties with an Aggregate Value in excess of $350,000; provided, however, that no Restricted Person shall sell any oil and gas properties included in any Engineering Report (whether producing or non-producing) if the Aggregate Value thereof exceeds $350,000 but cannot otherwise be determined as of the time of sale by reference to the Engineering Report (or supplement thereto) then most recently furnished to Agent except with the prior written consent of Majority Lenders; and

          (vi) if the Aggregate Value of such properties exceeds two percent (2%) of the Aggregate Value of the oil and gas properties of Borrower and its Subsidiaries (including without limitation any property constituting Collateral), Majority Lenders will redetermine the Borrowing Base immediately in accordance with Section 2.10.

     Neither Borrower nor any of its Subsidiaries will sell, transfer or otherwise dispose of capital stock of any of Borrower's Subsidiaries. Neither Borrower nor any of its Subsidiaries will discount, sell, pledge or assign any notes payable to it, accounts receivable or future income except to the extent expressly permitted under the Loan Documents.

      Section 7.6.  Limitation on Distributions.  No Restricted Person will
                    ---------------------------
declare or make any Distribution except as permitted in this Section 7.6. Restricted Persons will not declare or make Distributions during any Fiscal Year, which, individually or in the aggregate, exceed $500,000; provided, however, that Subsidiaries of Borrower shall not be prohibited from declaring or making Distributions to Borrower.

      Section 7.7.  Limitation on Investments and New Businesses.  No Restricted
                    --------------------------------------------
Person will (a) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business, (b) engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present businesses and operations, or (c) make any acquisitions of or capital contributions to or other Investments in any Person or property, other than Permitted Investments.

      Section 7.8.  Limitation on Credit Extensions.  Except for Permitted
                    -------------------------------
Investments, no Restricted Person will extend credit, make advances or make loans other than (a) normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner, and (b) loans to Borrower.

      Section 7.9.  Transactions with Affiliates.  Neither Borrower nor any of
                    ----------------------------
its Subsidiaries nor any Guarantor will engage in any material transaction with any of its Affiliates on terms which are less favorable to it than those which would have been obtainable at the time in arm's-length dealing with Persons other than such Affiliates, provided that such restriction shall not apply to transactions among Borrower and its Subsidiaries.

      Section 7.10. Prohibited Contracts;.  Except as expressly provided for in
                    ---------------------
the Loan Documents, no Restricted Person will, directly or indirectly, enter into, create, or otherwise allow to exist any contract or other consensual restriction on the ability of any Subsidiary of Borrower to: (a) pay dividends or make other distributions to Borrower, (b) to redeem equity interests held in it by Borrower, (c) to repay loans and other indebtedness owing by it to Borrower, or (d) to transfer any of its assets to Borrower. No Restricted Person will enter into any "take-or-pay" contract or other contract or arrangement for the purchase of goods or services which obligates it to pay for such goods or service regardless of whether they are delivered or furnished to it. No Restricted Person will amend or permit any amendment to any contract or lease which releases, qualifies, limits, makes contingent or otherwise detrimentally affects the rights and benefits of Agent or any Lender under or acquired pursuant to any Security Documents. No ERISA Affiliate will incur any obligation to contribute to any "multiemployer plan" as defined in Section 4001 of ERISA.

      Section 7.11. Current Ratio.  The ratio of Borrower's Consolidated current
                    -------------
assets to Borrower's Consolidated current liabilities will never be less than 1 to 1. For purposes of this Section 7.11, Borrower's Consolidated current liabilities will be calculated without including any payments of principal on the Notes which are required to be repaid within one year from the time of calculation, and Borrower's Consolidated current assets will include up to $5,000,000 of the Unused Borrowing Base.

      Section 7.12. Tangible Net Worth.  Borrower's Consolidated Tangible Net
                    ------------------
Worth will never be less than the sum of (a) $55,000,000 plus (b) fifty percent
                                                         ----
(50%) of Borrower's Adjusted Consolidated Net Income for each Fiscal Quarter, if positive, and zero percent (0%) if negative, determined on a cumulative basis, for the period beginning January 1, 1999 and ending on the last day of the most recent Fiscal Quarter as of the time in question plus (c) seventy five percent
                                                 ----
(75%) of the net proceeds of any issuance of common stock by Borrower issued after January 1, 1999. As used in this subsection, "Consolidated Tangible Net
                                                     -------------------------
Worth" means an amount equal to (I) all Consolidated assets of Borrower, other
-----
than intangible assets (including without limitation as intangible assets such assets as patents, copyrights, licenses, franchises, goodwill, trade names, trade secrets and leases other than oil, gas or mineral leases or leases required to be capitalized under GAAP), minus (II) Borrower's Consolidated Debt
                                        -----
and "Consolidated Debt" means all Consolidated liabilities and similar balance
     -----------------
sheet items of Borrower calculated in accordance with GAAP, which for purposes of this subsection shall be treated as equity), together with all other Indebtedness of Borrower or any of its Subsidiaries.


                 ARTICLE VIII - Events of Default and Remedies
                                ------------------------------

      Section 8.1.  Events of Default.  Each of the following events constitutes
                    -----------------
an Event of Default under this Agreement:

     (a) Any Restricted Person fails to pay any principal component of any Obligation when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise;

     (b) Any Restricted Person fails to pay any Obligation (other than the Obligations in subsection (a) above) when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise, within three Business Days after the same becomes due;

     (c) Any "default" or "event of default" occurs under any Loan Document which defines either such term, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document;

     (d) Any Restricted Person fails to duly observe, perform or comply with any covenant, agreement or provision of Section 6.4 or Article VII;

     (e)  Any Restricted Person fails (other than as referred to in subsections
(a), (b), (c) or (d) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document, and such failure remains unremedied for a period of thirty (30) days after notice of such failure is given by Agent to Borrower;

     (f) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Restricted Person in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, or any Loan Document at any time ceases to be valid, binding and enforceable as warranted in Section 5.5 for any reason other than its release or subordination by Agent;

     (g) Any Restricted Person fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if such agreement or instrument is materially significant to Borrower or to Borrower and its Subsidiaries on a Consolidated basis or materially significant to any Guarantor, and such failure is not remedied within the applicable period of grace (if any) provided in such agreement or instrument;

     (h) Any Restricted Person (i) fails to pay any portion, when such portion is due, of any of its Indebtedness in excess of $500,000, or (ii breaches or defaults in the performance of any agreement or instrument by which any such Indebtedness is issued, evidenced, governed, or secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor;

     (i) Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code) in excess of $500,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefit liabilities exceeds the then current value of such ERISA Plan's assets available for the payment of such benefit liabilities by more than $500,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount);

     (j)  Any Restricted Person:

          (i) suffers the entry against it of a judgment, decree or order for relief by a Tribunal of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar Law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of thirty days; or

          (ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar Law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such Law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

          (iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within thirty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

          (iv) suffers the entry against it of a final judgment for the payment of money in excess of $500,000 (not covered by insurance satisfactory to Agent in its discretion), unless the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

          (v) suffers a writ or warrant of attachment or any similar process to be issued by any Tribunal against all or any substantial part of its assets or any part of the Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within thirty days after the entry or levy thereof or after any stay is vacated or set aside;

     (k)  Any Change of Control occurs;

     (l)  Any Material Adverse Change occurs; and

     (m) Both Monroe W. Robertson and Francis H. Merelli cease to be officers of Borrower actually involved in the management of Borrower.

Upon the occurrence of an Event of Default described in subsection (j)(i),
(j)(ii) or (j)(iii) of this section with respect to Borrower, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Restricted Person who at any time ratifies or approves this Agreement. Upon any such acceleration, any obligation of any Lender and any obligation of LC Issuer to issue Letters of Credit hereunder to make any further Loans shall be permanently terminated. During the continuance of any other Event of Default, Agent at any time and from time to time may (and upon written instructions from Majority Lenders, Agent shall), without notice to Borrower or any other Restricted Person, do either or both of the following: (1) terminate any obligation of Lenders to make Loans hereunder, and any obligation of LC Issuer to issue Letters of Credit hereunder, and (2) declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Restricted Person who at any time ratifies or approves this Agreement.

      Section 8.2.  Remedies.  If any Default shall occur and be continuing,
                    --------
each Lender Party may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and each Lender Party may enforce the payment of any Obligations due it or enforce any other legal or equitable right which it may have. All rights, remedies and powers conferred upon Lender Parties under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at Law or in equity.


                              ARTICLE IX - Agent
                                           -----

      Section 9.1.  Appointment, Powers, and Immunities.  Each Lender hereby
                    -----------------------------------
irrevocably appoints and authorizes Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Agent (which term as used in this sentence and in Section 9.5 and the first sentence of Section 9.6 hereof shall include its Affiliates and its own and its Affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender; (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Restricted Person or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Restricted Person or the satisfaction of any condition or to inspect the property (including the books and records) of any Restricted Person or any of its Subsidiaries or Affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and
(e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct. Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

      Section 9.2.  Reliance by Agent.  Agent shall be entitled to rely upon any
                    -----------------
certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Restricted Person), independent accountants, and other experts selected by Agent. Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until Agent receives and accepts an Assignment and Acceptance executed in accordance with Section
10.6 hereof. As to any matters not expressly provided for by this Agreement, Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Majority Lenders, and such instructions shall be binding on all of the Lenders; provided,
                                                                       --------
however, that Agent shall not be required to take any action that exposes Agent
-------
to personal liability or that is contrary to any Loan Document or applicable Law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

      Section 9.3.  Defaults.  Agent shall not be deemed to have knowledge or
                    --------
notice of the occurrence of a Default or Event of Default unless Agent has received written notice from a Lender or Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that Agent receives such a notice of the occurrence of a Default or Event of Default, Agent shall give prompt notice thereof to the Lenders. Agent shall (subject to Section 9.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by Majority Lenders, provided
                                                                      --------
that, unless and until Agent shall have received such directions, Agent may (but
----
shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

      Section 9.4.  Rights as Lender.  With respect to its Percentage Share of
                    ----------------
the Maximum Credit Amount and the Loans made by it, Agent (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Agent in its individual capacity. Agent (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make Investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Restricted Person or any of its Subsidiaries or Affiliates as if it were not acting as Agent, and Agent (and any successor acting as Agent) and its Affiliates may accept fees and other consideration from any Restricted Person or any of its Subsidiaries or Affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

      Section 9.5.  Indemnification.  The Lenders agree to indemnify Agent (to
                    ---------------
the extent not reimbursed under Section 10.4 hereof, but without limiting the obligations of Borrower under such section) ratably in accordance with their respective Percentage Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent (including by any Lender) in any way relating to or arising out of any Loan Document or the transactions contemplated thereby or any action taken or omitted by Agent under any Loan Document (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF AGENT); provided that no Lender shall be liable for any of the foregoing to the extent
--------
they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any costs or expenses payable by Borrower under Section 10.4, to the extent that Agent is not promptly reimbursed for such costs and expenses by Borrower. The agreements contained in this section shall survive payment in full of the Loans and all other amounts payable under this Agreement.

      Section 9.6.  Non-Reliance on Agent and Other Lenders.  Each Lender agrees
                    ---------------------------------------
that it has, independently and without reliance on Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Restricted Person or any of its Subsidiaries or Affiliates that may come into the possession of Agent or any of its Affiliates.

      Section 9.7.  Rights as Lender.  In its capacity as a Lender, Agent shall
                    ----------------
have the same rights and obligations as any Lender and may exercise such rights as though it were not Agent. Agent may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with any Restricted Person or their Affiliates, all as if it were not Agent hereunder and without any duty to account therefor to any other Lender.

      Section 9.8.  Sharing of Set-Offs and Other Payments.  Each Lender Party
                    --------------------------------------
agrees that if it shall, whether through the exercise of rights under Security Documents or rights of banker's lien, set off, or counterclaim against Borrower or otherwise, obtain payment of a portion of the aggregate Obligations owed to it which, taking into account all distributions made by Agent under Section 3.1, causes such Lender Party to have received more than it would have received had such payment been received by Agent and distributed pursuant to Section 3.1, then (a) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause all Lender Parties to share all payments as provided for in Section 3.1, and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that Agent and all Lender Parties share all payments of Obligations as provided in Section

3.1; provided, however, that nothing herein contained shall in any way affect the right of any Lender Party to obtain payment (whether by exercise of rights of banker's lien, set-off or counterclaim or otherwise) of indebtedness other than the Obligations. Borrower expressly consents to the foregoing arrangements and agrees that any holder of any such interest or other participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements, may to the fullest extent permitted by Law exercise any and all rights of banker's lien, set-off, or counterclaim as fully as if such holder were a holder of the Obligations in the amount of such interest or other participation. If all or any part of any funds transferred pursuant to this section is thereafter recovered from the seller under this section which received the same, the purchase provided for in this section shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to the order of a Tribunal order to be paid on account of the possession of such funds prior to such recovery.

      Section 9.9.  Investments.  Whenever Agent in good faith determines that
                    -----------
it is uncertain about how to distribute to Lender Parties any funds which it has received, or whenever Agent in good faith determines that there is any dispute among Lender Parties about how such funds should be distributed, Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Agent is otherwise required to invest funds pending distribution to Lender Parties, Agent shall invest such funds pending distribution; all interest on any such Investment shall be distributed upon the distribution of such Investment and in the same proportion and to the same Persons as such Investment. All moneys received by Agent for distribution to Lender Parties (other than to the Person who is Agent in its separate capacity as a Lender Party) shall be held by Agent pending such distribution solely as Agent for such Lender Parties, and Agent shall have no equitable title to any portion thereof.

      Section 9.10. Benefit of Article IX.  The provisions of this Article
                    ---------------------
(other than the following Section 9.11) are intended solely for the benefit of Lender Parties, and no Restricted Person shall be entitled to rely on any such provision or assert any such provision in a claim or defense against any Lender. Lender Parties may waive or amend such provisions as they desire without any notice to or consent of Borrower or any Restricted Person.

      Section 9.11. Resignation.  Agent may resign at any time by giving written
                    -----------
notice thereof to Lenders and Borrower. Each such notice shall set forth the date of such resignation. Upon any such resignation Borrower may, with the written concurrence of Lenders whose aggregate Percentage Shares exceed fifty percent (50%), designate a successor Agent. If within fifteen days after the date of such resignation Borrower makes no such designation or such written concurrence is not given, Majority Lenders shall have the right to appoint a successor Agent. A successor must be appointed for any retiring Agent, and such Agent's resignation shall become effective when such successor accepts such appointment. If, within thirty days after the date of the retiring Agent's resignation, no successor Agent has been appointed and has accepted such appointment, then the retiring Agent may appoint a successor Agent, which shall be a commercial bank organized or licensed to conduct a banking or trust business under the Laws of the United States of America or of any state thereof. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent's resignation hereunder the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

     Section 9.12.  Documentation Agent. The Lender identified on the facing
                    -------------------
page of this Agreement as "Documentation Agent" has no right, power, obligation, liability, responsibility, or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, the Lender so identified as "Documentation Agent" shall not have and shall not be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on the Lender so identified as "Documentation Agent" in taking or not taking action hereunder.

                           ARTICLE X - Miscellaneous
                                       -------------

      Section 10.1. Waivers and Amendments; Acknowledgments.
                    ---------------------------------------

     (a)  Waivers and Amendments.  No failure or delay (whether by course of
          ----------------------
conduct or otherwise) by any Lender in exercising any right, power or remedy which such Lender Party may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by any Lender Party of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Restricted Person shall in any case of itself entitle any Restricted Person to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no waiver, consent, release, modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by (i) if such party is Borrower, by Borrower, (ii) if such party is Agent or LC Issuer, by such party, and (iii) if such party is a Lender, by such Lender or by Agent on behalf of Lenders with the written consent of Majority Lenders (which consent has already been given as to the termination of the Loan Documents as provided in Section 10.10). Notwithstanding the foregoing or anything to the contrary herein, Agent shall not, without the prior consent of each individual Lender, execute and deliver on behalf of such Lender any waiver or amendment which would: (1) waive any of the conditions specified in Article IV (provided that Agent may in its discretion withdraw any request it has made under Section 4.2(f)), (2) increase the maximum amount which such Lender is committed hereunder to lend, (3) reduce any fees payable to such Lender hereunder, or the principal of, or interest on, such Lender's Note, (4) postpone any date fixed for any payment of any such fees, principal or interest,
(5) amend the definition herein of "Majority Lenders" or otherwise change the aggregate amount of Percentage Shares which is required for Agent, Lenders or any of them to take any particular action under the Loan Documents, (6) release

Borrower from its obligation to pay such Lender's Note or any Guarantor from its guaranty of such payment, (7) release any material part of the Collateral, except such releases relating to sales of property as permitted under Section 7.5, or (8) amend this Section 10.1(a).

     (b)  Acknowledgments and Admissions.  Borrower hereby represents, warrants,
          ------------------------------
acknowledges and admits that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Agent or any Lender, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof,
(iii) there are no representations, warranties, covenants, undertakings or agreements by any Lender as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iv) no Lender has any fiduciary obligation toward Borrower with respect to any Loan Document or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Documents between Borrower and the other Restricted Persons, on one hand, and each Lender, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Loan Documents between any Restricted Person and any Lender, (vii) Agent is not Borrower's Agent, but Agent for Lenders, (viii) should an Event of Default or Default occur or exist, each Lender will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (ix) without limiting any of the foregoing, Borrower is not relying upon any representation or covenant by any Lender, or any representative thereof, and no such representation or covenant has been made, that any Lender will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and (x) all Lender Parties have relied upon the truthfulness of the acknowledgments in this section in deciding to execute and deliver this Agreement and to become obligated hereunder.

     (c)  Joint Acknowledgment.  This written Agreement and the other Loan
          --------------------
Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.

     There are no unwritten oral agreements between the parties.

     Section 10.2. Survival of Agreements; Cumulative Nature.  All of
                   -----------------------------------------
Restricted Persons' various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loans and the delivery of the Notes and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to each Lender Party and all of Lender Parties' obligations to Borrower are terminated. All statements and agreements contained in any certificate or other instrument delivered by any

Restricted Person to any Lender Party under any Loan Document shall be deemed representations and warranties by Borrower or agreements and covenants of Borrower under this Agreement. The representations, warranties, indemnities, and covenants made by Restricted Persons in the Loan Documents, and the rights, powers, and privileges granted to Lender Parties in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to any Lender Party of any such representation, warranty, indemnity, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty, indemnity, or covenant herein contained shall apply to any similar representation, warranty, indemnity, or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity, or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

      Section 10.3. Notices.  All notices, requests, consents, demands and other
                    -------
communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document (provided that Agent may give telephonic notices to the other Lender Parties), and shall be deemed sufficiently given or furnished if delivered by personal delivery, by facsimile or other electronic transmission, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, to Borrower and Restricted Persons at the address of Borrower specified on the Lender Schedule and to each Lender Party at its address specified on the Lender Schedule (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery during normal business hours at the address provided herein, (b) in the case of facsimile or other electronic transmission, upon receipt, or (c) in the case of registered or certified United States mail, three days after deposit in the mail; provided, however, that no Borrowing Notice shall become effective until actually received by Agent.

      Section 10.4. Payment of Expenses; Indemnity.
                    ------------------------------

     (a)  Payment of Expenses.  Whether or not the transactions contemplated by
          -------------------
this Agreement are consummated, Borrower will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay: (i) all transfer, stamp, mortgage, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein, (ii) all reasonable costs and expenses incurred by or on behalf of Agent (including without limitation attorneys' fees, consultants' fees and engineering fees, travel costs and miscellaneous expenses) in connection with
(1) the negotiation, preparation, execution and delivery of the Loan Documents, and any and all consents, waivers or other documents or instruments relating thereto, (2) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, (3) the borrowings hereunder and other action reasonably required in the course of administration hereof, (4) monitoring or confirming (or preparation or negotiation of any document related to) Borrower's compliance with any covenants or conditions contained in this Agreement or in any Loan Document, and (iii) all reasonable costs and expenses incurred by or on behalf of any Lender Party (including without limitation attorneys' fees, consultants' fees and accounting fees) in connection with the defense or enforcement of any of the Loan Documents (including this Section) or the defense of any Lender Party's exercise of its rights thereunder. In addition to the foregoing, until all Obligations have been paid in full, Borrower will also pay or reimburse Agent for all reasonable out-of-pocket costs and expenses of Agent or its agents or employees in connection with the continuing administration of the Loans and the related due diligence of Agent, including travel and miscellaneous expenses and fees and expenses of Agent's outside counsel, reserve engineers and consultants engaged in connection with the Loan Documents.

     (b)  Indemnity.  Borrower agrees to indemnify each Lender Party , upon
          ---------
demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against such Lender Party growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents and the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein (whether arising in contract or in tort or otherwise and including any violation or noncompliance with any Environmental Laws by any Lender Party or any other Person or any liabilities or duties of any Lender Party or any other Person with respect to Hazardous Materials found in or released into the environment).

The foregoing indemnification shall apply whether or not such liabilities and costs are in any way or to any extent owed, in whole or in part, under any claim or theory of strict liability or caused, in whole or in part by any negligent act or omission of any kind by any Lender Party, provided only that no Lender Party shall be entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. If any Person (including Borrower or any of its Affiliates) ever alleges such gross negligence or willful misconduct by any Lender Party, the indemnification provided for in this section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. As used in this section the term "Lender Party" shall refer not only to each Person designated as such in Section 1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Person.

      Section 10.5. Joint and Several Liability; Parties in Interest.  All
                    ------------------------------------------------
Obligations which are incurred by two or more Restricted Persons shall be their joint and several obligations and liabilities. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that no Restricted Person may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of Majority Lenders. Neither Borrower nor any Affiliates of Borrower shall directly or indirectly purchase or otherwise retire any Obligations owed to any Lender nor will any Lender accept any offer to do so, unless each Lender shall have received substantially the same offer with respect to the same Percentage Share of the Obligations owed to it. If Borrower or any Affiliate of Borrower at any time purchases some but less than all of the Obligations owed to all Lender Parties, such purchaser shall not be entitled to any rights of any Lender under the Loan Documents unless and until Borrower or its Affiliates have purchased all of the Obligations.

      Section 10.6. Assignments and Participations.
                    ------------------------------

     (a) Each Lender may assign to one or more Eligible Transferees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Note, and its Percentage Share of the Maximum Credit Amount); provided, however, that
                            --------  -------

          (i)   each such assignment shall be to an Eligible Transferee;

          (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $10,000,000 or an integral multiple of $1,000,000 in excess thereof;

          (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under the Loan Documents; and

          (iv) the parties to such assignment shall execute and deliver to Agent for its acceptance an Assignment and Acceptance in the form of Exhibit F hereto, together with any Note subject to such assignment and a processing fee of $3,500.

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this section, the assignor, Agent and Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the Laws of the United States of America or a state thereof, it shall deliver to Borrower and Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 3.9(d).

     (b) Agent shall maintain at its address referred to on the Lender Schedule a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and their Percentage Share of the Maximum Credit Amount of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in
                                                    --------
the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit F hereto, (i) accept such Assignment and Acceptance, (ii record the information contained therein in the Register and (ii give prompt notice thereof to the parties thereto.

     (d) Each Lender may sell participations to one or more Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Maximum Credit Amount and its Loans); provided, however, that
                                                     --------  -------
(i) such Lender's obligations under this Agreement shall remain unchanged, (ii such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (ii the participant shall be entitled to the benefit of the yield protection provisions contained in Article III and the right of offset contained in Section 6.16, and (iv Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of Borrower relating to its Loans and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Note, or increasing its Commitment Amount.

     (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

     (f) Any Lender may furnish any information concerning Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 10.7 hereof.

      Section 10.7. Confidentiality.  Agent and each Lender (each, a "Lending
                    ---------------                                   -------
Party") agrees to keep confidential any information furnished or made available
-----
to it by Borrower pursuant to this Agreement that is marked confidential; provided that nothing herein shall prevent any Lending Party from disclosing
--------
such information (a) to any other Lending Party or any Affiliate of any

Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or Affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any Law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, and (i) subject to provisions substantially similar to those contained in this section, to any actual or proposed participant or assignee.

      Section 10.8. Governing Law; Submission to Process.  Except to the extent
                    ------------------------------------
that the law of another jurisdiction is expressly elected in a Loan Document, the Loan Documents shall be deemed contracts and instruments made under the laws of the State of Texas and shall be construed and enforced in accordance with and governed by the laws of the State of Texas and the laws of the United States of America, without regard to principles of conflicts of law. Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving tri-party accounts) does not apply to this Agreement or to the Notes. Borrower hereby irrevocably submits itself to the non-exclusive jurisdiction of the state and federal courts sitting in the State of Texas and agrees and consents that service of process may be made upon it or any Restricted Person in any legal proceeding relating to the Loan Documents or the Obligations by any means allowed under Texas or federal law.

      Section 10.9. Limitation on Interest.  Lender Parties, Restricted Persons
                    ----------------------
and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury Law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable Law from time to time in effect. Neither any Restricted Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully contracted for, charged, or received under applicable Law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Lender Parties expressly disavow any intention to contract for, charge, or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) any Lender or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable Law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at such Lender's or holder's option, promptly returned to Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable Law, Lender Parties and Restricted Persons (and any other payors thereof) shall to the greatest extent permitted under applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable Law in order to lawfully contract for, charge, or receive the maximum amount of interest permitted under applicable Law. In the event applicable Law provides for an interest ceiling under Chapter 303 of the Texas Finance Code (the "Texas Finance Code") as amended, for that day, the ceiling shall be the "weekly ceiling" as defined in the Texas Finance Code, provided that if any applicable Law permits greater interest, the Law permitting the greatest interest shall apply. As used in this section the term "applicable Law" means the Laws of the State of Texas or the Laws of the United States of America, whichever Laws allow the greater interest, as such Laws now exist or may be changed or amended or come into effect in the future.

     Section 10.10.  Termination; Limited Survival.  In its sole and absolute
                     -----------------------------
discretion Borrower may at any time that no Obligations are owing elect in a written notice delivered to Agent to terminate this Agreement. Upon receipt by Agent of such a notice, if no Obligations are then owing this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Restricted Person in any Loan Document, any Obligations under Sections 3.2 through 3.6, and any obligations which any Person may have to indemnify or compensate any Lender Party shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Agent shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents. Agent is hereby authorized to execute all such instruments on behalf of all Lenders, without the joinder of or further action by any Lender.

     Section 10.11.  Severability.  If any term or provision of any Loan
                     -----------
Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable Law.

     Section 10.12.  Counterparts; Fax.  This Agreement may be separately
                     -----------------
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement. This Agreement and the Loan Documents may be validly executed and delivered by facsimile or other electronic transmission.

     Section 10.13.  Waiver of Jury Trial, Punitive Damages, etc.  Borrower
                     --------------------------------------------
and each Lender Party hereby knowingly, voluntarily, intentionally, and irrevocably (a) waives, to the maximum extent not prohibited by Law, any right it may have to a trial by jury in respect of any litigation based hereon, or directly or indirectly at any time arising out of, under or in connection with the Loan Documents or any transaction contemplated thereby or associated therewith, before or after maturity; (b) waives, to the maximum extent not prohibited by Law, any right it may have to claim or recover in any such litigation any "Special Damages", as defined below, (c) certifies that no party hereto nor any representative or agent or counsel for any party hereto has represented, expressly or otherwise, or implied that such party would not, in the event of litigation, seek to enforce the foregoing waivers, and (d) acknowledges that it has been induced to enter into this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby by, among other things, the mutual waivers and certifications contained in this section. As used in this section, "Special Damages" includes all special, consequential, exemplary, or punitive damages (regardless of how named), but does not include any payments or funds which any party hereto has expressly promised to pay or deliver to any other party hereto.

     IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.


                                 KEY PRODUCTION COMPANY, INC.


                                 By:__________________________________________
                                    Paul Korus
                                    Vice President and Chief Financial Officer


                                 Address:

                                 707 Seventeenth Street, Suite 3300
                                 Denver Colorado 80202
                                 Attention:  Vice President and Chief Financial
                                             Officer

                                 Telephone:  303-295-3995
                                 Fax:        303-295-3494

                                 BANK OF AMERICA, N.A., as
                                 Administrative Agent, LC Issuer, and Lender


                                 By:____________________________________________
                                    Name:
                                    Title:

                                 U.S. BANK NATIONAL ASSOCIATION


                                 By:____________________________________________
                                    Name:
                                    Title:

                                 CIBC, INC.


                                 By:___________________________________________
                                    Name:
                                    Title:

                                 BANK OF OKLAHOMA, N.A.


                                 By:___________________________________________
                                    Name:
                                    Title:

                                 UNION BANK OF CALIFORNIA, N.A.


                                 By:___________________________________
                                    Name:
                                    Title:

                                 By:___________________________________
                                    Name:
                                    Title:

                                 PARIBAS


                                 By:_______________________________________
                                    Name:
                                    Title:

                                             BANK ONE, NA


                                             By:___________________________
                                                Name:
                                                Title:

                                                                      SCHEDULE 1

                              DISCLOSURE SCHEDULE
                              -------------------

     To supplement the following sections of the Agreement of which this
Schedule is a part, Borrower hereby makes the following disclosures:

Section 5.13.  Names and Places of Business:
               ----------------------------

     Key Production Company, Inc. does business in the State of South Dakota as Key Production Company of Colorado, Inc. Key Production Company, Inc. does business in the State of Texas as Key Energy Company of Colorado, Inc.

     Prior to March, 1996, the chief executive office and principal place of business of Brock Exploration Corporation, Brock Oil and Gas Corporation, and Brock Gas Systems and Equipment, Inc. was located at 225 Baronne Street, Suite 700, New Orleans, Louisiana 70112-1707.

Restricted Persons maintain regional offices at the following locations:

     California Region:            555 University Avenue, Suite 131
                                   Sacramento, California 95825

     Mid-Continent Region:         427 Boston Avenue, Suite 515
                                   Tulsa, Oklahoma 74103-4144

     Gulf Coast Region:            1340 Poydras Street, Suite 1700
                                   New Orleans, Louisiana 70112

     North Texas Office
     (Part of Mid-Continent
      Region):                     7557 Rambler Road, Suite 700
                                   Dallas, Texas 75231

Section 5.14.  Borrower's Subsidiaries:
               ------------------------

Key Production Company, Inc. owns 100% of the issued and outstanding capital stock of Brock Exploration Corporation. Brock Exploration Corporation owns 100% of the issued and outstanding capital stock of Brock Oil and Gas Corporation and of Brock Gas Systems and Equipment, Inc.

                                                                      SCHEDULE 2


                               SECURITY SCHEDULE
                               -----------------

     1. Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement of even date with the Agreement by Borrower

     2. Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement of even date with the Agreement by Brock Oil and Gas Corporation

     3. Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement of even date with the Agreement by Brock Gas Systems and Equipment, Inc.

     4. Guaranty of Brock Exploration Corporation of even date with the Agreement

     5. Guaranty of Brock Oil and Gas Corporation of even date with the Agreement

     6. Guaranty of Brock Gas Systems and Equipment, Inc. of even date with the Agreement

     7.   Stock Pledge by Borrower of even date with the Agreement

     8.   Stock Pledge by Brock of even date with the Agreement

                                                                      SCHEDULE 3


                               INSURANCE SCHEDULE

                                                                      SCHEDULE 4


                       TITLE OPINION PROPERTIES SCHEDULE

                                                                      SCHEDULE 5


                                LENDER SCHEDULE

                             Bank of America, N.A.


Applicable Lending Office for Base Rate Loans:    901 Main Street, 64th Floor
                                                  Dallas, Texas 75202


Applicable Lending Office for Eurodollar Loans:   901 Main Street, 64th Floor
                                                  Dallas, Texas 75202


Address for Notices:                              901 Main Street, 64th Floor
                                                  Dallas, Texas 75202
                                                  Attention: Tracey Barclay
                                                  Tel. (214) 209-2859
                                                  Fax. (214) 209-1286

Percentage Share:                                 20.00000000000%

Commitment Amount:                                $30,000,000

                                                                      SCHEDULE 5


                                LENDER SCHEDULE

                        U.S. Bank National Association


Applicable Lending Office for Base Rate Loans:    918 17th Street
                                                  Denver, CO 80202


Applicable Lending Office for Eurodollar Loans:   918 17th Street
                                                  Denver, CO 80202

Address for Notices:                              918 17th Street
                                                  Denver, CO 80202
                                                  Attention: Caroline McClurg
                                                  Tel. (303) 585-6674
                                                  Fax. (303) 585-4362

Percentage Share:                                 12.94117647059%

Commitment Amount:                                $19,411,764.71

                                                                      SCHEDULE 5


                                LENDER SCHEDULE

                                  CIBC, Inc.


Applicable Lending Office for Base Rate Loans:  2 Paces West
                                                2727 Paces Ferry Rd., Suite 1200
                                                Atlanta, GA 30339


Applicable Lending Office for Eurodollar Loans: 2 Paces West
                                                2727 Paces Ferry Rd., Suite 1200
                                                Atlanta, GA 30339

Address for Notices:                            2 Paces West
                                                2727 Paces Ferry Rd., Suite 1200
                                                Atlanta, GA 30339
                                                Attention:  Katherine McGovern
                                                Tel. (770) 319-4821
                                                Fax. (770) 319-4950

Percentage Share:                               12.94117647059%

Commitment Amount:                              $19,411,764.71

                                                                      SCHEDULE 5


                                LENDER SCHEDULE

                            Bank of Oklahoma, N.A.


Applicable Lending Office for Base Rate Loans:  One Williams Center
                                                Tulsa, Oklahoma 74172


Applicable Lending Office for Eurodollar Loans: One Williams Center
                                                Tulsa, Oklahoma 74172

Address for Notices:                            One Williams Center
                                                Tulsa, Oklahoma 74172
                                                Attention: Michael M. Coats
                                                Tel. (918) 588-6409
                                                Fax. (918) 588-6880

Percentage Share:                               12.94117647059%

Commitment Amount:                              $19,411,764.71

                                                                      SCHEDULE 5


                                LENDER SCHEDULE

                        Union Bank of California, N.A.


Applicable Lending Office for Base Rate Loans:  445 S. Figueroa St., 15th Floor
                                                Los Angeles, CA 90071

Applicable Lending Office for Eurodollar Loans: 445 S. Figueroa St., 15th Floor
                                                Los Angeles, CA 90071

Address for Notices:                            500 N. Akard
                                                4200 Lincoln Plaza
                                                Dallas, Texas 75201
                                                Attention: John Clark
                                                Tel. (214) 922-4200
                                                Fax. (214) 922-4209

Percentage Share:                               12.94117647059%

Commitment Amount:                              $19,411,764.71

                                                                      SCHEDULE 5


                                LENDER SCHEDULE

                                    Paribas


Applicable Lending Office for Base Rate Loans:    1200 Smith Street, Suite 3100
                                                  Houston, TX 77002


Applicable Lending Office for Eurodollar Loans:   1200 Smith Street, Suite 3100
                                                  Houston, TX 77002


Address for Notices:                              1200 Smith Street, Suite 3100
                                                  Houston, TX 77002
                                                  Attention: David Dodd
                                                  Tel.       (713) 659-4811
                                                  Fax.       (713) 659-6915

Percentage Share:                                 12.94117647059%

Commitment Amount:                                $19,411,764.71

                                                                      SCHEDULE 5


                                LENDER SCHEDULE

                                 Bank One, NA


Applicable Lending Office for Base Rate Loans:    1 Bank One Plaza
                                                  Chicago, Illinois 60670


Applicable Lending Office for Eurodollar Loans:   1 Bank One Plaza
                                                  Chicago, Illinois 60670

Address for Notices:                              1717 Main St.
                                                  Dallas, Texas 75201
                                                  Attention: Timothy Merrell
                                                  Tel.       (214) 290-3653
                                                  Fax.       (214) 290-2275

                                                  with a copy to:
                                                  1 Bank One Plaza
                                                  Chicago, Illinois 60670
                                                  Attention: Robert A. Long
                                                  Tel.       (312) 732-6911
                                                  Fax.       (312) 732-5144

Percentage Share:                                 15.29411764705%

Commitment Amount:                                $22,941,176.45

                                                                       EXHIBIT A


                                PROMISSORY NOTE
                                ---------------


$_________________               Dallas, Texas                 November 12, 1999

     FOR VALUE RECEIVED, the undersigned, Key Production Company, Inc., a Delaware corporation (herein called "Borrower"), hereby promises to pay to the order of ____________________________________________, (herein called "Lender"), the principal sum of ___________________________________________________________
Dollars ($ __________), or, if greater or less, the aggregate unpaid principal amount of the Loan made under this Note by Lender to Borrower pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of Agent under the Credit Agreement, 901 Main Street, Dallas, Texas 75202 or at such other place within Dallas County, Texas, as from time to time may be designated by the holder of this Note.

     This Note (a) is issued and delivered under that certain Credit Agreement of even date herewith among Borrower, Bank of America, N.A., as Administrative Agent, and the lenders (including Lender) referred to therein (herein, as from time to time supplemented, amended or restated, called the "Credit Agreement"), and is a "Note" as defined therein, (b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events, and (c) is secured by and entitled to the benefits of certain Security Documents (as identified and defined in the Credit Agreement). Payments on this Note shall be made and applied as provided herein and in the Credit Agreement. Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein and to the Security Documents for a description of the nature and extent of the security thereby provided and the rights of the parties thereto.

     Payments of the principal of this Note shall be due and payable on the dates and in the amounts set forth in the Credit Agreement. The entire principal balance of this Note, together with all interest accrued hereon, shall be due and payable in full on the Maturity Date.

     So long as no Event of Default has occurred and is continuing, all Base Rate Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Adjusted Base Rate in effect on such day. If an Event of Default has occurred and is continuing, all Base Rate Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the applicable Default Rate in effect on such day. On each Interest Payment Date Borrower shall pay to the holder hereof all unpaid interest which has accrued on the Base Rate Loans to but not including such Interest Payment Date.

     So long as no Event of Default has occurred and is continuing, each Eurodollar Loan (exclusive of any past due principal or interest) shall bear interest on each day during the related Interest Period at the related Adjusted Eurodollar Rate in effect on such day. If an Event of Default has occurred and is continuing, all Eurodollar Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the applicable Default Rate in effect on such day. On each Interest Payment Date relating to such Eurodollar Loan, Borrower shall pay to the holder hereof all unpaid interest which has accrued on such Eurodollar Loan to but not including such Interest Payment Date.

     All past due principal of and past due interest on the Loans shall bear interest on each day outstanding at the applicable Default Rate in effect on such day, and such interest shall be due and payable daily as it accrues.

     Notwithstanding the foregoing provisions of this Note: (a) this Note shall never bear interest in excess of the Highest Lawful Rate, and (b) if at any time the rate at which interest is payable on this Note is limited by the Highest Lawful Rate (by the foregoing subsection (a) or by reference to the Highest Lawful Rate in the definitions of Adjusted Base Rate, Adjusted Eurodollar Rate, and Default Rate), this Note shall bear interest at the Highest Lawful Rate and shall continue to bear interest at the Highest Lawful Rate until such time as the total amount of interest accrued hereon equals (but does not exceed) the total amount of interest which would have accrued hereon had there been no Highest Lawful Rate applicable hereto.

     Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable Law, may be contracted for, charged, or received on this Note, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon. In the event applicable Law provides for an interest ceiling under Chapter 303 of the Texas Finance Code (the "Texas Finance Code") as amended, for that day, the ceiling shall be the "weekly ceiling" as defined in the Texas Finance Code and shall be used in this Note for calculating the Highest Lawful Rate and for all other purposes. The term "applicable law" as used in this Note shall mean the laws of the State of Texas or the laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

     If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

     Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

     THIS NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF
LAW), EXCEPT TO THE EXTENT THE SAME ARE GOVERNED BY APPLICABLE FEDERAL LAW.


                                        KEY PRODUCTION COMPANY, INC.


                                        By:_____________________________________
                                           Paul Korus
                                           Vice President and Chief Financial
                                           Officer

                                                                       EXHIBIT B


                               BORROWING NOTICE
                               ----------------


     Reference is made to that certain Credit Agreement dated as of November 12, 1999 (as from time to time amended, the "Agreement"), by and among Key Production Company, Inc. ("Borrower"), Bank of America, N.A., as Administrative Agent, and certain financial institutions ("Lenders"). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement. Pursuant to the terms of the Agreement, Borrower hereby requests a Borrowing of new Loans to be advanced pursuant to Section 2.2(a) of the Agreement as follows:

     Aggregate amount of Borrowing:                          $__________________

     Type of Loans in Borrowing:                              __________________

     Date on which Loans are to
     be advanced:                                             __________________

     Length of Interest Period for
     Eurodollar Loans (1, 2, 3 or 6 months):                  ___________ months

     If combined with existing Loans
     see attached Continuation/Conversion Notice.

     To induce Lenders to make such Loans, Borrower hereby represents, warrants, acknowledges, and agrees to and with Agent and each Lender that:

          (a) The officer of Borrower signing this instrument is the duly elected, qualified and acting officer of Borrower as indicated below such officer's signature hereto having all necessary authority to act for Borrower in making the request herein contained.

          (b) The representations and warranties of Borrower set forth in the Agreement and the other Loan Documents are true and correct on and as of the date hereof (except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof.

          (c) There does not exist on the date hereof any condition or event which constitutes a Default which has not been waived in writing as provided in Section 10.1(a) of the Agreement; nor will any such Default exist upon Borrower's receipt and application of the Loans requested hereby. Borrower will use the Loans hereby requested in compliance with
     Section 2.4 of the Agreement*[.] *[for the following purposes:]

          (d) Except to the extent waived in writing as provided in Section 10.1(a) of the Agreement, Borrower has performed and complied with all agreements and conditions in the Agreement required to be performed or complied with by Borrower on or prior to the date hereof, and each of the conditions precedent to Loans contained in the Agreement remains satisfied.

          (e) The Facility Usage, after the making of the Loans requested hereby, will not be in excess of the Borrowing Base on the date requested for the making of such Loans.

          (f) The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 10.1(a) of the Agreement. The Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

     The officer of Borrower signing this instrument hereby certifies that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgments, and agreements of Borrower are true, correct and complete.

     IN WITNESS WHEREOF, this instrument is executed as of ____________, 19__.


                                        KEY PRODUCTION COMPANY, INC.


                                        By:  ___________________________________
                                             Name:
                                             Title:

                                                                       EXHIBIT C


                        CONTINUATION/CONVERSION NOTICE
                        ------------------------------


     Reference is made to that certain Credit Agreement dated as of November 12, 1999 (as from time to time amended, the "Agreement"), by and among Key Production Company, Inc. ("Borrower"), Bank of America, N.A., as Administrative Agent, and the lenders referred to therein ("Lenders"). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

     Borrower hereby requests a Conversion or Continuation of existing Loans into a new Borrowing pursuant to Section 2.3 of the Agreement as follows:

     Existing Borrowing(s) to be continued or converted:

          $____________ of Eurodollar Loans with Interest Period ending
          _____________

          $____________ of Base Rate Loans

          If being combined with new Loans, $____________ of new Loans to be advanced on ____________

     Aggregate amount of new Borrowing:                      $__________________

     Type of Loans in new Borrowing:                          __________________

     Date of Continuation or Conversion:                      __________________

     Length of Interest Period for Eurodollar Loans
     (1, 2, 3 or 6 months):                                   ___________ months

     To meet the conditions set out in the Agreement for such conversion/continuation, Borrower hereby represents, warrants, acknowledges, and agrees to and with Agent and each Lender that:

          (a) The officer of Borrower signing this instrument is the duly elected, qualified and acting officer of Borrower as indicated below such officer's signature hereto having all necessary authority to act for Borrower in making the request herein contained.

          (b) There does not exist on the date hereof any condition or event which constitutes a Default which has not been waived in writing as provided in Section 10.1(a) of the Agreement.

          (c) The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 10.1(a) of the Agreement. The Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

     The officer of Borrower signing this instrument hereby certifies that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgments, and agreements of Borrower are true, correct and complete.

     IN WITNESS WHEREOF this instrument is executed as of __________________.


                                        KEY PRODUCTION COMPANY, INC.


                                        By:  ___________________________________
                                             Name:
                                             Title:

                                                                       EXHIBIT D


                           CERTIFICATE ACCOMPANYING
                             FINANCIAL STATEMENTS
                             --------------------


     Reference is made to that certain Credit Agreement dated as of November 12, 1999 (as from time to time amended, the "Agreement"), by and among Key Production Company, Inc. ("Borrower"), Bank of America, N.A., as Administrative Agent, and certain financial institutions ("Lenders"), which Agreement is in full force and effect on the date hereof. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

     This Certificate is furnished pursuant to Section 6.1(b) of the Agreement. Together herewith Borrower is furnishing to Agent and each Lender Borrower's *[audited/unaudited] financial statements (the "Financial Statements") as at ____________ (the "Reporting Date"). Borrower hereby represents, warrants, and acknowledges to Agent and each Lender that:

          (a) the officer of Borrower signing this instrument is the duly elected, qualified and acting ____________ of Borrower and as such is Borrower's chief financial officer;

          (b) the Financial Statements are accurate and complete and satisfy the requirements of the Agreement;

          (c) attached hereto is a schedule of calculations showing Borrower's compliance as of the Reporting Date with the requirements of Sections ____________ of the Agreement *[and Borrower's non-compliance as of such date with the requirements of Section(s) ____________ of the Agreement];

          (d) on the Reporting Date Borrower was, and on the date hereof Borrower is, in full compliance with the disclosure requirements of Section
     6.4 of the Agreement, and no Default otherwise existed on the Reporting Date or otherwise exists on the date of this instrument *[except for Default(s) under Section(s) ____________ of the Agreement, which *[is/are] more fully described on a schedule attached hereto].

          (e) *[Unless otherwise disclosed on a schedule attached hereto,] The representations and warranties of Borrower set forth in the Agreement and the other Loan Documents are true and correct on and as of the date hereof (except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof.

     The officer of Borrower signing this instrument hereby certifies that he has reviewed the Loan Documents and the Financial Statements and has otherwise undertaken such inquiry as is in his opinion necessary to enable him to express an informed opinion with respect to the above representations, warranties and acknowledgments of Borrower and, to the best of his knowledge, such representations, warranties, and acknowledgments are true, correct and complete.

     IN WITNESS WHEREOF, this instrument is executed as of ____________, 19__.


                                        KEY PRODUCTION COMPANY, INC.


                                        By: ______________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT E


                   OPINION OF COUNSEL FOR RESTRICTED PERSONS

                                                                       EXHIBIT F


                           ASSIGNMENT AND ACCEPTANCE
                           -------------------------


     Reference is made to the Credit Agreement dated as of November 12, 1999 (the "Credit Agreement") among Key Production Company, Inc., a Delaware
      ----------------
corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement)
                  --------
and Bank of America, N.A., as Administrative Agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein with the same
 -----
meaning.

     The "Assignor" and the "Assignee" referred to on Schedule 1 agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, without recourse and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents as of the date hereof equal to the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Loans owing to the Assignee will be as set forth on Schedule 1.

     2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (ii makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Restricted Person or the performance or observance by any Restricted Person of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv attaches the Note held by the Assignor and requests that Agent exchange such Note for new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and to the Assignor in an amount equal to the Commitment retained by the Assignor, if any, as specified on Schedule 1.

     3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 6.2 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii agrees that it will, independently and without reliance upon Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (ii confirms that it is an Eligible Assignee; (iv appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi attaches any U.S. Internal Revenue Service or other forms required under Section 3.9.

     4. Following the execution of this Assignment and Acceptance, it will be delivered to Agent for acceptance and recording by Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of
                                     --------------
acceptance hereof by Agent, unless otherwise specified on Schedule 1.

     5.   Upon such acceptance and recording by Agent, as of the Effective Date,
(i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

     6. Upon such acceptance and recording by Agent, from and after the Effective Date, Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

     7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the Laws of the State of Texas.

     8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                  SCHEDULE 1
                                      to
                           ASSIGNMENT AND ACCEPTANCE

     Percentage interest assigned:                     ________%

     Assignee's Commitment Amount:                     $_______

     Aggregate outstanding principal amount
       of Loans assigned:                              $_______

     Principal amount of Note payable to Assignee:     $_______

     Principal amount of Note payable to Assignor:     $_______

     Effective Date (if other than date
     of acceptance by Agent):                          *_______, 19__



                                             [NAME OF ASSIGNOR], as Assignor


                                             By:________________________________
                                                Title:

                                             Dated:_______, 19__



                                             [NAME OF ASSIGNEE], as Assignee


                                             By:________________________________
                                                Title:

                                             Domestic Lending Office:

                                             Eurodollar Lending Office:


     * This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to Agent.

Accepted [and Approved] **
this ___ day of ___________, 19__

BANK OF AMERICA, N.A.


By:______________________________
   Title:


[Approved this ____ day
of ____________, 19__

KEY PRODUCTION COMPANY, INC.


By:______________________________]**
   Title:

     ** Required if the Assignee is an Eligible Assignee solely by reason of subsection (iii) of the definition of "Eligible Assignee".

                                                                       EXHIBIT G


                  LETTER OF CREDIT APPLICATION AND AGREEMENT

          Bank of America [LOGO]


                           Application and Agreement
                         for Standby Letter of Credit
--------------------------------------------------------------------------------
                                                               For Bank Use Only
TO:       Bank of America, N.A. ("Bank of America")
                                                       L/C No. _________________
--------------------------------------------------------------------------------

     A.  Application.
     _____________________________________ ("Applicant") requests Bank of
     America to issue an irrevocable standby letter of credit ("Letter of Credit") as follows:

     Full text teletransmission    [X] Airmail with brief preliminary teletransmission advice
          [X] Airmail                    [X] Courier

1. Applicant Address:                                            2. For Account of (Name and address, if different from Applicant):

___________________________________________________________      ___________________________________________________________________

___________________________________________________________      ___________________________________________________________________

___________________________________________________________      ___________________________________________________________________

3. Advising Bank:                                                4. In favor of (Beneficiary Name and Address):

___________________________________________________________      ___________________________________________________________________

___________________________________________________________      ___________________________________________________________________

___________________________________________________________      ___________________________________________________________________

5. Amount _________________________________________________      6. Expiration Date.  Drafts to be drawn on and presented at Bank
_______(_________________________________________)               of America's address set forth in the Letter of Credit on or
    (in words and figures)                                       before: _____________________________________________________.

Currency __________________________________________________

[_] If this box is marked, Applicant authorizes Bank of America to effect payment of any sums due under this Application and Agreement by means of debiting Applicant's account with Bank of America set forth below. This authorization does not affect the obligation of Applicant to pay such sums when due, if there are insufficient funds in such account to make such payment when due, or if Bank of America fails to debit the account, and this authorization does not affect any setoff rights of Bank of America at law or in equity. Applicant's account number with Bank of America is
    _________________.

169968.06Available by drafts drawn at sight on Bank of America when accompanied by the following documentation:

1.  The original Letter of Credit.

2. The signed statement of the Beneficiary worded as follows (state wording that is to appear in the statement accompanying the draft; specify if such wording must be exact):




Special instructions:___________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

B.   Agreement.

  In consideration of Bank of America's issuing the Letter of Credit at the request of Applicant, Applicant agrees to the following:

  1. Applicant Payments.

     (a) Applicant shall pay Bank of America, on demand, all amounts paid by Bank of America under or in respect of the Letter of Credit.

     (b) On each fee payment date, so long as any undrawn amount of the Letter of Credit remains available, Applicant shall pay Bank of America a Letter of Credit fee. The fee payment date(s) shall be the date(s) as Applicant and Bank of America may agree, or in the absence of such agreement, the fee payment date shall be the date on which the Bank of America issues the Letter of Credit. The fee shall be at such rate per annum as Applicant and Bank of America may agree, or in the absence of such agreement, at the rate customarily charged by Bank of America at the time such fee is payable, based upon Applicant's creditworthiness, as determined by Bank of America in its sole discretion. The applicable Letter of Credit fee shall be calculated and payable on the undrawn amount of the Letter of Credit as of each fee payment date, and shall be for the period commencing on such fee payment date and ending on the day preceding the next fee payment date (or the expiration date of the Letter of Credit, as the case may be), both dates inclusive. The Letter of Credit fee will be computed on the basis of a 360-day year and actual days elapsed. Bank of America shall not be required to refund any portion of the Letter of Credit fee paid for any period during which (a) the Letter of Credit expires or otherwise terminates, or
(b) the undrawn amount of the Letter of Credit is reduced by drawings or by amendment.

     (c) Applicant shall pay Bank of America, on demand, commissions and fees for amendments to, payments under, extensions of or cancellation of the Letter of Credit, and other services in the amounts Applicant and Bank of America may agree, or, in the absence of such agreement, in the amounts customarily charged by Bank of America on the date of Bank of America's demand.

     (d) All payments and deposits by Applicant under this Application and Agreement shall be made at the banking center or office Bank of America may designate from time to time. Bank of America shall have no obligation to pay Applicant interest on any deposit made by Applicant under this Application and Agreement.

     (e) (i) All payments and deposits by Applicant under this Application and Agreement shall be in the currency in which the Letter of Credit is payable, except that Bank of America may, at its option, require payments and deposits by Applicant under this Application and Agreement to be made in U.S. Dollars if the Letter of Credit is payable in a foreign currency.

         (ii) The amount of each payment and each deposit by Applicant under this Application and Agreement in U.S. Dollars for a Letter of Credit payable in a foreign currency shall be determined by converting the relevant amount to U.S. Dollars at the Conversion Rate in effect:

               (A) with respect to each payment under Section 1(a) of this Agreement, on the date the payment is made by Bank of America under or in respect of the Letter of Credit; and

               (B) with respect to each payment not falling under the preceding clause (A) and each deposit, on the date of Bank of America's demand for such payment or deposit.

         (iii) If a U.S. Dollar deposit by Applicant under this Application and Agreement for a Letter of Credit payable in a foreign currency becomes less than the U.S. Dollar equivalent of the undrawn amount of the Letter of Credit because of any variation in rates of exchange, Applicant shall deposit with Bank of America, on demand, additional amounts in U.S. Dollars so that the total amount deposited by Applicant under this Application and Agreement is not less than the U.S. Dollar equivalent of the undrawn amount of the Letter of Credit, determined by using the Conversion Rate on the date of Bank of America's latest demand.

         (iv) "Conversion Rate" means the rate quoted by Bank of America for the purchase from Bank of America of the relevant foreign currency with U.S. Dollars.

     (f) Applicant shall reimburse or compensate Bank of America, on demand, for all costs incurred, losses suffered and payments made by Bank of America which are applied or allocated by Bank of America to the Letter of Credit (as determined by Bank of America) by reason of any and all present or future reserve, capital, deposit, assessment or similar requirements against (or against any class of or change in or in the amount of) assets or liabilities of, or commitments or extensions of credit by, Bank of America.

     (g) Applicant shall pay interest, on demand, on any amount not paid when due under this Application and Agreement from the due date until payment in full at a rate per annum equal to the rate of interest publicly announced from time to time by Bank of America as its prime rate, plus three percentage points (not to exceed the maximum rate permitted by applicable law). The prime rate is set by Bank of America based on various factors, including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some credits. Bank of America may price credit at, above or below the prime rate. Any change in Bank of America's prime rate shall take effect at the opening of business on the day specified in Bank of America's public announcement of a change in Bank of America's prime rate. Interest will be computed on the basis of a 360-day year and actual days elapsed.

  2. Deposit Events. Upon the occurrence of any of the following events, Applicant shall deposit with Bank of America, on demand (except that such demand shall not be required in the event of an occurrence described in (b) below) and as cash security for Applicant's obligations to Bank of America under this Application and Agreement, an amount equal to the undrawn amount of the Letter of Credit:

     (a) Applicant defaults under any provision of this Application and Agreement;

     (b) Any bankruptcy or similar proceeding is commenced with respect to Applicant;

     (c) Any default occurs under any other agreement involving the borrowing of money or the extension of credit under which Applicant may be obligated as borrower, installment purchaser or guarantor, if such default consists of the failure to pay any indebtedness when due or if such default permits or causes the acceleration of any indebtedness or the termination of any commitment to lend or to extend credit;

     (d) Applicant or any of its affiliates defaults on any other obligation to Bank of America;

     (e) In the opinion of Bank of America, any material adverse change occurs in Applicant's business, operations, financial condition or ability to perform its obligations under this Application and Agreement;

     (f) Any guarantee of Applicant's obligations under this Application and Agreement terminates, is revoked or its validity is contested by the guarantor, or any of the events set forth in (b) through (e) above occur with respect to the guarantor rather than the Applicant; or

     (g) Any court order, injunction or other legal process is issued restraining or seeking to restrain drawing or payment under the Letter of Credit.

  3. Charge to Accounts. If Bank of America is unable to debit the account, if any, specified on the Application, Applicant authorizes Bank of America to charge any of Applicant's accounts with Bank of America, or any affiliate of Bank of America, for all amounts then due and payable to Bank of America under this Application and Agreement.

  4. Indemnities.

     (a) Applicant will indemnify and hold Bank of America (such term to include for purposes of this Section 4 affiliates of Bank of America and its and its affiliates' officers, directors, employees and agents) harmless from and against (i) all loss or damage arising out of the issuance by Bank of America of, or any other action taken by any such indemnified party in connection with, the Letter of Credit including any loss or damage arising in whole or in part from the negligence of the party seeking indemnification, but excluding any loss or damage resulting from the gross negligence or willful misconduct of the party seeking indemnification, and (ii) all costs and expenses (including reasonable attorneys' fees and allocated costs of in-house counsel and legal expenses) of all claims or legal proceedings arising out of the issuance by Bank of America of the Letter of Credit or incident to the collection of amounts owed by Applicant hereunder or the enforcement of the rights of Bank of America hereunder, including, without limitation, legal proceedings related to any court order, injunction, or other process or decree restraining or seeking to restrain Bank of America from paying any amount under the Letter of Credit. Additionally, Applicant will indemnify and hold Bank of America harmless from and against all claims, losses, damages, suits, costs or expenses (including reasonable attorneys' fees and allocated costs of in-house counsel, and legal expenses) arising out of Applicant's failure to timely procure licenses or comply with applicable laws, regulations or rules, or any other conduct or failure of Applicant relating to or affecting the Letter of Credit.

     (b) If any award, judgment or order is given or made for the payment of any amount due under this Application and Agreement and such award, judgment or order is expressed in a currency other than the currency required under this Application and Agreement, Applicant shall indemnify Bank of America against and hold Bank of America harmless from all loss and damage incurred by Bank of America as a result of any variation in rates of exchange between the date of such award, judgment or order and the date of payment (or, in the case of partial payments, the date of each partial payment thereof) in the required currency

     (c) Each of these indemnities shall constitute an obligation separate and independent from the other obligations contained in this Application and Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by Bank of America from time to time, and shall continue in full force and effect notwithstanding any award, judgment or order for a liquidated sum in respect of an amount due under this Application and Agreement.

  5. Governing Law and Rules. The Letter of Credit will be subject to, and performance under the Letter of Credit by Bank of America, its correspondents, and the beneficiary will be governed by, the rules of the "International Standby Practices 1998" ("ISP98") or such later revision as may be published by the Institute of International Banking Law & Practice, subject to applicable laws. The Letter of Credit and this Application and Agreement shall be governed by and construed under the laws of the state in the United States where Bank of America issues the Letter of Credit, without reference to that state's provisions regarding conflicts of laws, to the jurisdiction of which the parties hereto submit. If the Letter of Credit is not issued in any state, the law of the State of California will govern.

  6. Applicant Status.

     The word "Applicant" in this Application and Agreement refers to each signer (other than Bank of America) of this Application and Agreement. If this Application and Agreement is signed by more than one Applicant, their obligations under this Application and Agreement shall be joint and several.

  7. Representations and Warranties.

     Applicant represents and warrants to Bank of America that it has the authority to enter into this Application and Agreement and it will not violate or conflict with any of the provisions of its constituent documents or any other agreement or undertaking to which it is a party or to which it is bound.

  8. Miscellaneous.

     (a) No delay, extension of time, renewal, compromise or other indulgence which may occur or be granted by Bank of America shall impair the rights and powers of Bank of America hereunder. Bank of America shall not be deemed to have waived any of its rights hereunder, unless Bank of America shall have signed such waiver in writing.

     (b) Any notice from Bank of America to Applicant shall be sent to the address of Applicant set forth on the Application and shall be effective upon receipt by Applicant. Any notice from Applicant to Bank of America shall be sent to the address of Bank of America specified by Bank of America to Applicant and shall be effective upon receipt by Bank of America.

     (c) Each provision of this Application and Agreement shall be interpreted in such manner as to be effective and valid under applicable law but if any provision of this Application and Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Application and Agreement.

     (d) Any and all payments made to Bank of America hereunder shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding income or franchise taxes imposed by the United States and any political subdivisions thereof (such nonexcluded taxes being herein called "Taxes"). If Applicant shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8(d)), Bank of America shall receive an amount equal to the sum Bank of America would have received had no such deductions been made, (ii) Applicant shall make such deductions, and (iii) Applicant shall pay the full amount deducted to the relevant authority in accordance with applicable law. Applicant will indemnify Bank of America for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section 8(d)) paid by Bank of America and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date Bank of America makes written demand therefor. Within 30 days after the date of any payment of Taxes, Applicant will furnish to Bank of America the original or a certified copy of a receipt evidencing payment thereof.

     (e) This Application and Agreement shall be binding upon Applicant, its successors and assigns, and shall inure to the benefit of Bank of America, its successors, transferees and assigns; provided that any assignment by Applicant of any of its rights or obligations under this Application and Agreement without the prior written consent of Bank of America shall be void.

     (f) Unless the Applicant has specified in the Application that the wording of the Letter of Credit must be exact, Applicant understands that the final form of the Letter of Credit may vary from the wording specified in the Application, and Applicant authorizes Bank of America to make such changes, not materially inconsistent with the Application, which Bank of America deems necessary or appropriate. Applicant understands that the risk to Applicant is greater if Applicant requests a standby letter of credit which requires only a draft, rather than a standby letter of credit which requires supporting documentation.

     (g) In the event of any change or modification, with the consent of Applicant, which consent may be given by any means of submission acceptable to Bank of America, including, without limitation, computer, facsimile or telex, relative to the Letter of Credit or any instrument called for hereunder, including any waiver made or in good faith believed by Bank of America to have been made by Applicant of any term hereof or the noncompliance of any such instruments with the terms of the Letter of Credit, this Application and Agreement shall be binding upon Applicant with regard to the Letter of Credit as so changed or modified, and to any action taken by Bank of America or any of its correspondents relative thereto. No term or provision of this Application and Agreement can be changed orally, but only in a writing and signed by Applicant and Bank of America.

     (h) Bank of America assumes no liability or responsibility for the consequences arising out of delay and/or loss in transit of any message, letter or documentation, or for delay, mutilation or other error arising in the transmission of any teletransmission. In no event shall Bank of America be liable for any special, indirect, consequential or exemplary damages.

     (i) If Applicant includes in the Application any language describing events or conditions that would not be possible for Bank of America to verify solely from the documents required to be presented under the Letter of Credit, Applicant acknowledges and agrees that Bank of America has no obligation to verify compliance with such requirements.


NOTICE OF FINAL AGREEMENT. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. IF THERE IS A CONFLICT BETWEEN THE PROVISIONS OF THIS LETTER OF CREDIT APPLICATION AND THE CREDIT AGREEMENT DATED AS OF ___________, 1999 BETWEEN APPLICANT, BANK OF AMERICA, AS AGENT, AND CERTAIN FINANCIAL INSTITUTIONS, AS LENDERS, THE PROVISIONS OF SUCH CREDIT AGREEMENT SHALL CONTROL.

This Application and Agreement is executed by Applicant on ______________, 19__.


________________________________
        Name of Applicant


By:_____________________________                Title___________________________

By:_____________________________                Title___________________________


--------------------------------------------------------------------------------
                              FOR OFFICE USE ONLY
--------------------------------------------------------------------------------
FX- 169968.06 TO:        [X] Trade Operations         ___________________Mail
Code# Trade Operations _________________

--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
COMMISSION    [X] Per Standard Fee Schedule   [X] Other      [X] Charge Banking Center
              [X] Charge Directly             [X] Commissions and Charges only
              [X] Drawings, Commissions and Charges

----------------------------------------------------------------------------------------------------------------------
Approving Bank Officer - Printed Name              Officer Telephone #            DDA APPLICANT A/C #

Officer Phone Number ________________________      Officer Fax #
----------------------------------------------------------------------------------------------------------------------
Approving Bank Officer - Signature                 Officer - Interoffice address  Officer Number and Cost Center Number

----------------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT H


                           CERTIFICATE ACCOMPANYING
                              ENGINEERING REPORTS
                              -------------------

     Reference is made to that certain Credit Agreement dated as of November 12, 1999 (as from time to time amended, the "Agreement"), by and among Key Production Company, Inc. ("Borrower"), Bank of America, N.A., as Administrative Agent ("Agent"), and certain financial institutions ("Lenders"), which Agreement is in full force and effect on the date hereof. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

     This Certificate is furnished pursuant to Section 6.1(f) of the Agreement. Together herewith Borrower is furnishing to Agent and each Lender Borrower's Engineering Report as of ____________ (the "Reporting Date") dated as of ____________. (the "Engineering Report"). The undersigned,
_____________________, is the duly elected, qualified and acting [president][chief financial officer] of Borrower. Borrower, hereby represents, warrants, and acknowledges to Agent and each Lender that to the best of Borrower's knowledge and in all material respects at and as of the Reporting
Date:

          (i) the information contained in the Engineering Report and any other information delivered in connection therewith is true and correct;

          (ii) each Restricted Person owns good and defensible title to the oil and gas properties and other assets evaluated in the Engineering Report (herein called the "Covered Properties") and are free of all Liens except
                         ------------------
     for Permitted Liens;

          (iii) none of the Covered Properties has been sold since the date of the last Borrowing Base determination *[except as set forth on Exhibt 1 to this certificate]; and

          (iv) oil and gas properties which comprise at least eighty percent (80%) of the total value of the oil and gas properties which are included within the Covered Properties and which are owned either directly by any Restricted Person or by partnerships in which any Restricted Person has an interest are part of the Mortgaged Properties (either by virtue of a mortgage on the oil and gas properties or a security interest encumbering the interests owned by such Restricted Person in such partnerships).

     The officer of Borrower signing this instrument hereby certifies that he has reviewed the Loan Documents and the Engineering Report and has otherwise undertaken such inquiry as is in his opinion necessary to enable him to express an informed opinion with respect to the above representations, warranties and acknowledgments of Borrower and, to the best of his knowledge, such representations, warranties, and acknowledgments are true, correct and complete.

     IN WITNESS WHEREOF, this instrument is executed as of ____________, 19__.


                                   KEY PRODUCTION COMPANY, INC.


                                   By:  ________________________________________
                                        Name:
                                        Title: